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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

OCCAM NETWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

OCCAM NETWORKS, INC.
3185 Laurelview Court
Fremont, California 94538

March 23, 2009

Dear Stockholder:

        You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Occam Networks, Inc. or the 2009 Annual Meeting, to be held on Thursday, May 7, 2009 at 10:00 a.m. local time, at our offices located at 3185 Laurelview Court, Fremont, CA 94538. We describe in detail the actions we expect to take at our 2009 Annual Meeting in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

        Please use this opportunity to take part in our affairs by voting on the business to come before the 2009 Annual Meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy in the enclosed postage-paid envelope or vote electronically via the Internet or telephone. See "How do I vote? (Voting Procedures)" in the proxy statement for more details. Returning the proxy or voting electronically does NOT deprive you of your right to attend the meeting and to vote your shares in person for the matters acted upon at the meeting.

        You may receive an additional copy of our Annual Report on Form 10-K or a copy of the exhibits to our Annual Report on Form 10-K without charge by sending a written request to our senior vice president and chief financial officer at the address above.

        Thank you for your ongoing support of Occam Networks, Inc. We look forward to seeing you at our 2009 Annual Meeting.

Sincerely,
ROBERT L. HOWARD-ANDERSON President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

IN ORDER TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE ANNUAL MEETING, IN THE EVENT YOU ARE NOT PERSONALLY PRESENT, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY CARD AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED OR SUBMIT YOUR PROXY ELECTRONICALLY VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE ENCLOSED INSTRUCTIONS.

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3185 LAURELVIEW COURT
FREMONT, CALIFORNIA 94538

NOTICE OF THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	10:00 a.m. local time on Thursday, May 7, 2009.
PLACE	3185 Laurelview Court, Fremont CA, 94538
ITEMS OF BUSINESS
(1) To re-elect Robert B. Abbott, Robert E. Bylin, Robert L. Howard-Anderson, Steven M. Krausz, Albert J. Moyer, Thomas E. Pardun, and Brian H. Strom as directors to serve until our next annual meeting of stockholders or in each case until his successor is duly elected and qualified (this matter only concerns the election as directors of the individuals listed; no other nominations or elections are before the 2009 Annual Meeting);

(2) To amend and restate our 2006 Equity Incentive Plan, or 2006 Plan, including an increase in the number of shares of common stock reserved for issuance under the 2006 Plan by 900,000 shares from 4,174,689 to 5,074,689;
(3) To ratify the appointment of SingerLewak, LLP as our independent registered public accounting firm for the 2009 fiscal year; and
(4) To transact such other business as may properly come before the meeting and any adjournment thereof.
RECORD DATE	In order to vote, you must have been a stockholder at the close of business on March 23, 2009.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card mailed to you with the proxy statement or via the Internet, or by telephone, or by attending the meeting and voting in person. Voting instructions for each of these voting methods are included in the accompanying proxy statement. You can revoke a proxy at any time prior to its exercise at the 2009 Annual Meeting by following the instructions in the proxy statement.

Important Notice Regarding The Proxy Materials for the Stockholder Meeting to be held on May 7, 2009: The Proxy Statement and Annual Report to Stockholders for the fiscal year ended December 31, 2008 are available free of charge at http://www.edocumentview.com/OCNW.

GENERAL INFORMATION

        We are providing these proxy materials in connection with our 2009 Annual Meeting. This proxy statement, the accompanying proxy card and our 2008 Annual Report on Form 10-K will first be mailed to stockholders on or about April 6, 2009. This proxy statement contains important information for you to consider when deciding how to vote on the matters brought before the 2009 Annual Meeting. Please read it carefully.

QUESTIONS AND ANSWERS ABOUT THE 2009 ANNUAL MEETING AND VOTING

What is a proxy?

        A proxy is your legal designation of another person to vote the stock you own. The person you designate is your "proxy," and you give the proxy authority to vote your shares by submitting the enclosed proxy card or voting by telephone or over the Internet. We have designated our president and chief executive officer, Robert L. Howard-Anderson, and our senior vice president and chief financial officer, Jeanne Seeley, to serve as proxies for the 2009 Annual Meeting.

How do I vote? (Voting Procedures)

        Your vote is very important. You may vote by (i) mail, or (ii) electronically via the Internet or by telephone, or (iii) by attending the 2009 Annual Meeting and voting by ballot, as described below:

  By Mail

        To vote by mail, complete, sign, and date the enclosed proxy card (or the voting instruction card if you hold your shares in street name). If you are a stockholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy will vote the shares represented by that proxy as recommended by the board of directors.

  By Telephone or Internet

        Instructions for voting by telephone or over the Internet are included in these proxy materials. If you vote by telephone or over the Internet, you do not need to complete and mail your proxy card.

  In Person at the Annual Meeting

        You may vote in person at the 2009 Annual Meeting. If you plan to attend the 2009 Annual Meeting and vote in person, we will provide you with a ballot at the meeting. You may also be represented at the 2009 Annual Meeting by another person if you execute a proper legal proxy designating that person. If you hold shares in street name, you must obtain a legal proxy from the broker, bank, or other stockholder of record and present it to the inspector of election with your ballot in order to be able to vote at the 2009 Annual Meeting.

        Even if you plan to attend the 2009 Annual Meeting, we recommend that you submit your vote as described in the proxy materials, so that your vote will be counted if you later decide not to attend the 2009 Annual Meeting.

 How do I attend the 2009 Annual Meeting?

        The 2009 Annual Meeting will be held at 3185 Laurelview Court, Fremont, California 94538 at 10:00 a.m., local time.

        If you are a beneficial holder of shares held in street name, rather than a stockholder of record, please bring your most recent brokerage statement with you to the 2009 Annual Meeting. We will use it to verify your ownership of Occam shares. In order to vote at the 2009 Annual Meeting, however, beneficial holders will need to obtain a legal proxy from their broker.

Who is soliciting my vote?

        Our board of directors is soliciting the enclosed proxy from you. The proxy will be used at our 2009 Annual Meeting to be held at 10:00 a.m. local time, on Thursday, May 7, 2009, 3185 Laurelview Court, Fremont, CA 94538.

What is the difference between holding shares as a stockholder of record and beneficial owner?

        Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

        Stockholder of Record.    If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered, with respect to those shares, the "stockholder of record." As a result, we have sent these proxy materials directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the 2009 Annual Meeting. We have enclosed a proxy card for you to use.

        Beneficial Owner.    If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the "beneficial holder" or "beneficial owner," and those shares are considered to be held in "street name." In that case, the broker, bank, or other holder is considered the "stockholder of record," and it has forwarded these proxy materials to you as the beneficial owner.

How can I vote at the meeting if I am a beneficial owner?

        As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by completing the voting instruction card included with these proxy materials or by following the record holder's instructions to vote by telephone or over the Internet, and you are also invited to attend the 2009 Annual Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the 2009 Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy. Please follow these instructions carefully.

Will the 2009 Annual Meeting be webcast?

        We do not expect to webcast the 2009 Annual Meeting.

Who is entitled to vote at the 2009 Annual Meeting?

        Holders of our common stock at the close of business on March 23, 2009, the record date, will be entitled to vote at the 2009 Annual Meeting. Each share of common stock will be entitled to one vote.

        As of the record date, we had 20,395,070 shares of outstanding common stock, which were held by approximately 287 stockholders of record. As of the record date, we had no shares of preferred stock outstanding.

 What is the purpose of the 2009 Annual Meeting or what proposals will be voted on at the 2009 Annual Meeting?

        You will be voting on:

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  Re-election of Robert B. Abbott, Robert E. Bylin, Robert L. Howard-Anderson, Steven M. Krausz, Albert J. Moyer, Thomas E. Pardun, and Brian H. Strom as directors to serve until our next annual meeting of stockholder or in each case until their successor is duly elected and qualified;

  •
  Amendment and restatement of our 2006 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance under the plan by 900,000 shares from 4,174,689 to 5,074,689;

  •
  Ratification of the selection of SingerLewak, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009; and

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  Any other business that may properly come before the 2009 Annual Meeting.

What are the board of directors' recommendations?

        The board of directors recommends a vote:

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  for the re-election of the seven (7) nominees for director identified in Proposal One;

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  for approval of the amendment and restatement of our 2006 Equity Incentive Plan, including an increase in the number of shares of common stock authorized for issuance under the plan by 900,000 shares from 4,174,689 to 5,074,689 (Proposal Two);

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  for the ratification of the selection of SingerLewak, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 (Proposal Three); and

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  for or against other matters that come before the 2009 Annual Meeting, as the proxy holders deem advisable.

How many votes do I have?

        You will have one vote for each share of our common stock you owned at the close of business on the record date, provided those shares are either held directly in your name as the stockholder of record or were held for you as the beneficial owner through a broker, bank or other nominee.

How many votes can be cast by all stockholders?

        You are entitled to one vote for each share held on each matter considered at the 2009 Annual Meeting. We had 20,395,070 shares of common stock outstanding and entitled to vote on the record date.

How many votes must be present to hold the 2009 Annual Meeting (what constitutes a quorum)?

        A quorum, which is a majority of our outstanding shares as of the record date, must be present in person or by proxy in order to hold the 2009 Annual Meeting and to conduct business. Your shares will be counted as being present at the meeting if you attend the meeting in person or if you submit a properly executed proxy card.

        If a quorum is not present at the 2009 Annual Meeting, the stockholders who are present may adjourn the 2009 Annual Meeting until a quorum is present. The time and place of any adjourned meeting will be announced at the time the adjournment is taken, and no other notice will be given, unless the adjournment is for more than thirty days, or if after the adjournment a new record date is set for the adjourned meeting.

How many votes are required to elect the directors and adopt the other proposals?

        The vote required and method of calculation for the proposals to be considered at the 2009 Annual Meeting are as follows:

        Election of directors.    If a quorum is present, the nominees receiving the highest number of votes will be elected to the board of directors. You may vote either "for" or "withhold" your vote for the director nominees. A properly executed proxy marked "withhold" with respect to the election of the directors will not be voted with respect to the directors and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

        Amendment and Restatement of the 2006 Equity Incentive Plan.    To approve the amendment and restatement of our 2006 Equity Incentive Plan, including an increase in the number of shares of common stock reserved for issuance under the plan by 900,000 shares from 4,174,689 to 5,074,689 shares will require the affirmative vote of a majority of the shares present, represented, and entitled to vote on the item. You may vote "for," "against," or "abstain" from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

        Ratification of the appointment of SingerLewak LLP.    For the ratification of the appointment of SingerLewak, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote "for," "against," or "abstain" from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

What if I don't vote for some of the items listed on my proxy card?

        If you return your signed proxy card or voting instruction card in the enclosed envelope but do not mark selections, it will be voted in accordance with the recommendations of the board of directors. If you indicate a choice with respect to any matter to be acted upon on your proxy card or voting instruction card, the shares will be voted in accordance with your instructions.

What if I don't vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

        If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the 2009 Annual Meeting. Because directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors, your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the proposal to approve the amendment and restatement of the 2006 Plan, or the proposal to ratify the appointment of SingerLewak, LLP as our independent registered public accounting firm, however, your abstention will have the same effect as a vote against the proposal.

        Under the rules that govern brokers who have record ownership of shares that are held in "street name" for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares "for" routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A "broker non-vote" occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

        If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares on the election of directors and the approval of SingerLewak as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, your broker is not permitted to vote your shares on the approval of the amendment and restatement of our 2006 Plan, if they do not receive express voting instructions from you. Because they are not counted for purposes of determining the number of votes cast, broker non-votes will not have any effect on the outcome of voting with respect to the proposal to amend and restate the 2006 Plan.

What are the voting requirements to re-elect the directors and to approve each of the proposals discussed in this proxy statement?

        To elect our directors and approve the other proposals being considered at the 2009 Annual Meeting, the voting requirements are as follows:

Proposal	Vote Required	Discretionary Voting Permitted?
Re-election of Directors	Plurality	Yes
Amendment and Restatement of 2006 Equity Incentive Plan	Majority	No
Ratification of SingerLewak, LLP	Majority	Yes

        "Discretionary Voting Permitted" means that brokers or other nominees who are member organizations of The New York Stock Exchange will have discretionary voting authority with respect to shares held in street name for their clients, even if the broker does not receive voting instructions from you.

        "Majority" means a majority of the shares present in person or represented by proxy at the 2009 Annual Meeting and entitled to vote on the specified matter.

        "Plurality" means a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors.

What should I do if I change my mind after submitting a proxy?

        If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the 2009 Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the 2009 Annual Meeting:

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  Provide written notice of revocation to Corporate Secretary, c/o Occam Networks, Inc., 3185 Laurelview Court, Fremont, California 94538;

  •
  Deliver a valid proxy bearing a later date or submit a new later dated proxy by telephone or over the Internet; or

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  Attend the 2009 Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

        However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, or by attending the 2009 Annual Meeting and voting in person.

        All shares that have been properly voted by proxy without timely revocation will be voted at the 2009 Annual Meeting.

Can I access the Notice of Annual Meeting, Proxy Statement, and Annual Report on Form 10-K on the Internet?

        The Notice of Annual Meeting of Stockholders, Proxy Statement and 2008 Annual Report are available online at http://www.edocumentview.com/OCNW. At this website, you will find directions as to how you may access and review all of the important information you need. These proxy materials will be free of charge.

How can I elect to receive my proxy materials electronically by email?

        Registered stockholders—To receive future copies of our proxy materials by email, registered stockholders should go to http://www.envisionreports.com/OCNW and follow the enrollment instructions. Upon completion of enrollment, you will receive an email confirming the election to use the online services. The enrollment in the online program will remain in effect until the enrollment is cancelled.

        Beneficial stockholders—Most beneficial stockholders can elect to receive an email that will provide electronic versions of the proxy materials. To view a listing of participating brokerage firms and enroll in the online program, beneficial stockholders should go to http://www.proxyvote.com and follow the enrollment instructions. The enrollment in the online program will remain in effect for as long as the brokerage account is active or until the enrollment is cancelled.

        Enrolling to receive our future proxy materials online will save us the cost of printing and mailing documents, as well as help preserve our natural resources.

Is there a list of stockholders entitled to vote at the 2009 Annual Meeting?

        The names of stockholders of record entitled to vote will be available at the 2009 Annual Meeting and for ten days prior to the 2009 Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 5:00 p.m., local time, at our offices located at 3185 Laurelview Court, Fremont, CA 94538. Please contact Jeanne Seeley, our senior vice president, chief financial officer, and secretary to make arrangements.

Will stockholders be entitled to cumulative voting?

        If cumulative voting were applicable, stockholders would be entitled to cast a number of votes equal to the number of shares of stock held by the stockholder and to cast all those votes for a single nominee or to distribute them among two or more nominees. Under Delaware law, cumulative voting in the election of directors is not mandatory but is a permitted option if so provided in a corporation's certificate of incorporation. Our current certificate of incorporation does not provide for cumulative voting rights.

What happens if additional matters are presented at the 2009 Annual Meeting?

        If any other matters are properly presented for consideration at the 2009 Annual Meeting, including, among other things, consideration of a motion to adjourn the 2009 Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the 2009 Annual Meeting.

 Who will pay for the cost of this proxy solicitation?

        We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, and mailing of proxy materials. We may also reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses associated with forwarding these proxy materials to you. Proxies may also be solicited by certain of our directors, officers, and other employees, without additional compensation, personally or by other means.

Who will tabulate the votes?

        Representatives of our transfer agent, Computershare Trust Company, N.A., will tabulate the proxies and act as inspector of elections.

What is the deadline for receipt of stockholder proposals for the 2010 Annual Meeting or to nominate individuals to serve as directors?

        Proposals of stockholders that are intended to be presented by such stockholders at the 2010 annual meeting of stockholders must be received by us no later than the close of business on the 45th day, nor earlier than the close of business on the 75th day, prior to the one year anniversary of the date these proxy materials were first mailed by us unless the annual meeting of stockholders is held prior to April 6, 2010 or after July 5, 2010, in which case, the proposal must be received by us not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the tenth day following public announcement of the date the annual meeting will be held. In addition, the proposal must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting. Under the federal securities laws, for a stockholder proposal to be included in the proxy materials for the 2010 annual meeting of stockholders, timely notice must be delivered to us at our principal executive offices to the attention of Jeanne Seeley, our corporate secretary, not less than 120 days before the date of our proxy statement released to stockholders in connection with the previous year's annual meeting, which for purposes of the 2010 annual meeting will be December 7, 2009. Stockholder proposals must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act.

        In addition, procedures for stockholder nominations of director nominees are discussed on page 12 of this proxy statement under the caption "Nominating and Governance Committee."

How can I communicate with Occam's outside directors?

        Stockholders may contact any of our directors by writing to them c/o Corporate Secretary, Occam Networks, Inc., 3185 Laurelview Court, Fremont, California 94538. Our process for handing stockholder communications with the board of directors has been approved by the independent directors and can be found on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance.

Where can I view Occam's corporate documents and SEC filings?

        Our website contains our corporate governance principles, code of business conduct, committee charters, complaint procedures for accounting and audit matters, and SEC filings (including Section 16 filings by our officers and directors). To view any of these materials, go to www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance.

 Where can I obtain copies of Occam's Annual Report on Form 10-K?

        We will promptly deliver, free of charge, upon request, a copy of our Annual Report on Form 10-K to any stockholder requesting a copy. Requests should be directed to Investor Relations, Occam Networks, Inc., 3185 Laurelview Court, Fremont, California 94538. You can also print a copy from the web at http://www.edocumentview.com/OCNW.

What is householding?

        Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as "householding" and is intended to reduce our printing costs and postage fees.

        Stockholders who participate in householding will continue to receive separate proxy cards.

        We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact our transfer agent, Computershare Trust Company, N.A. at 250 Royall Street, Canton, MA 02021 and by telephone at (800) 962-4284.

        If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies, or you may contact Broadridge, either by calling toll-free at 1-800-542-1061, or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717.

How can I nominate director candidates?

        Please refer to the section captioned "Nominating and Governance Committee" on page 12 of this proxy statement.

How do I find out the voting results?

        We have engaged Computershare Trust Company, N.A., to serve as the independent inspector of election for the 2009 Annual Meeting. Preliminary voting results will be announced at the 2009 Annual Meeting, and final voting results will be published in our Quarterly Report on Form 10-Q for the quarter ending June 30, 2009, which we will file with the SEC.

What if I have questions about lost stock certificates or I need to change my mailing address?

        Stockholders may contact our transfer agent, Computershare Trust Company N.A., by calling 1-800-962-4284 or by writing to P.O. Box 43078 Providence, RI 02940, or visit their website at www.computershare.com to obtain more information about these matters.

CORPORATE GOVERNANCE

Corporate Governance Principles

        Our board of directors has adopted a set of Corporate Governance Principles that are available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance. These principles establish our governance policies pursuant to which our board intends to conduct its oversight of Occam.

Policies on Business Ethics and Conduct

        All of our employees, including our chief executive officer, chief financial officer, and principal accounting officer (who is also our chief financial officer) are required to abide by our Code of Business Conduct and Ethics. Our Code of Business Conduct and Ethics is intended to ensure that our business is conducted in a legal and ethical manner. Our Code of Business Conduct and Ethics implements policies, procedures, and standards covering all areas of professional conduct, including employment policies, financial reporting, conflicts of interest, intellectual property and protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. Our Code of Business Conduct and Ethics is available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance. If any substantive amendments are made to our Code of Business Conduct and Ethics or any waiver is granted, we intend to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding such amendment to, or waiver from, a provision of this Code of Business Code and Ethics by posting such information on our website, at the address and location specified above, or as otherwise required by the NASDAQ Global Market.

Additional Information Available On Our Website

        In addition to our Code of Business Conduct and Ethics and Corporate Governance Principles, the following additional information is available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance, our charters of the committees of our board, our complaint procedures for accounting and audit matters, and our SEC filings.

BOARD AND BOARD COMMITTEES

Role and Composition of the Board; Meetings

        As identified in our Corporate Governance Principles, the role of our board of directors is to oversee the performance of our chief executive officer and other senior management. Our board is responsible for hiring, overseeing, and evaluating management while management is responsible for running our day-to-day operations. Our board currently consists of seven (7) members. Our bylaws permit our board to establish by resolution the authorized number of directors, and seven directors are currently authorized. At each annual meeting of stockholders the terms of each of our incumbent directors expire and all members of our board of directors are elected. All directors elected at an annual meeting will be elected to serve from the time of election and qualification until the next annual meeting following such election.

        Our board held five (5) meetings during fiscal 2008. Each of our directors attended at least 75% of the meetings of the board and the committees on which they served.

Independent Directors

        We have constituted our board and committees in a manner that satisfies the published listing requirements of the NASDAQ Global Market. In particular, other than Robert L. Howard-Anderson,

who is also our president and chief executive officer, all members of our board qualify as "independent" under NASDAQ rules.

        The NASDAQ rules require that each member of a listed company's audit committee qualify as "independent" under the NASDAQ standard for independence as well as under a separate standard established by the SEC. Each member of our audit committee qualifies as "independent" under both the NASDAQ and the SEC requirements.

        Our Corporate Governance Principles do not require that we have a non-executive chairman but do require that an independent director serve as our "lead independent director." Director Steven M. Krausz currently serves as our non-executive chairman and as our lead independent director. The general authority and responsibilities of the lead independent director include presiding at all meetings of the board; serving as a liaison among the independent directors and between the independent directors and management; approving the information, agenda, and meeting schedules sent to the board; calling meetings of the independent directors; and being available for consultation and communication with stockholders.

        The board and its committees meet throughout the year on an established schedule and also hold special meetings and act by written consent from time to time. Board agendas include regularly scheduled sessions of the independent directors to meet without management present. These executive sessions are led by our chairman/lead independent director.

        There are no immediate family relationships between or among any of our executive officers or directors.

Board Committees

        Our board has established three board committees: the audit committee, the compensation committee, and the nominating and governance committee. The members of these committees are as follows:

Audit Committee	Compensation Committee	Nominating and Governance Committee
Robert E. Bylin, Chair	Thomas E. Pardun, Chair	Albert J. (Bert) Moyer, Chair*
Albert J. (Bert) Moyer	Robert B. Abbott	Brian H. Strom
Brian H. Strom	Steven M. Krausz	Thomas E. Pardun

*
Mr. Moyer will become chair of the nominating and governance committee immediately after the 2009 Annual Meeting. Mr. Strom is currently chair of the committee and will continue to serve in such capacity until the 2009 Annual Meeting.

  Audit Committee

        Our audit committee is primarily responsible for selecting our independent registered public accounting firm, overseeing our internal financial reporting and financial controls, and consulting with and reviewing the services provided by our independent registered public accounting firm. In November 2008, our board of directors amended the charter for the audit committee, which had been previously adopted in May 2006. The charter is available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance. Our audit committee held twelve (12) meetings in fiscal 2008.

        Our audit committee consists of Robert E. Bylin, Brian H. Strom and Albert J. (Bert) Moyer. Mr. Bylin serves as the chairman of the audit committee. The audit committee as constituted satisfies the independence requirements of the NASDAQ Global Market and the audit committee director independence requirements established by the SEC that apply to companies listed on NASDAQ. The board has determined that Mr. Bylin is an "audit committee financial expert" as defined by SEC regulations. This designation is a disclosure requirement of the SEC and does not impose upon Mr. Bylin any duties, obligations, or liabilities greater than that which would otherwise be imposed by virtue of his membership on the board or the audit committee. In addition, this designation does not affect the duties, obligations, or liabilities of any other director or audit committee member. The board has determined that each audit committee member has sufficient knowledge in reading and understanding financial statements to serve on the audit committee.

        The annual report of the audit committee appears in this proxy statement under the caption "Report of the Audit Committee of the Board of Directors."

  Compensation Committee

        Our compensation committee is primarily responsible for reviewing and approving our general compensation policies and establishing compensation levels for our executive officers. The compensation committee and our board of directors have concurrent authority to administer our equity compensation plans, including our 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan, and to make option grants under our 2006 Equity Incentive Plan. In November 2008, the board amended the charter for the compensation committee, which had been previously adopted in May 2006. This charter is available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance. Our compensation committee held six (6) meetings in fiscal 2008.

        The compensation committee consists of directors Robert B. Abbott, Steven M. Krausz and Thomas E. Pardun. Mr. Pardun serves as the chairman of the compensation committee. Each member of our compensation committee satisfies the independence requirements of the NASDAQ Global Market.

        The annual report of the compensation committee appears in this proxy statement under the caption "Compensation Committee Report on Executive Compensation."

  Nominating and Governance Committee

        Our board of directors established the nominating and governance committee in May 2006. In November 2008, the board amended the charter for the nominating and governance committee, which had been previously adopted in May 2006. The charter of the nominating and governance committee is available on our website at www.occamnetworks.com by clicking on the Investor Relations tab and then clicking through to Corporate Overview and Governance.

        Our nominating and governance committee currently consists of Brian H. Strom (chairman), Albert J. (Bert) Moyer and Thomas E. Pardun. However, Mr. Moyer will become chair of the nominating and governance committee immediately after the 2009 Annual Meeting. Mr. Strom is currently chair of the committee and will continue to serve in such capacity until the 2009 Annual Meeting. Mr. Strom has served as chairman of the committee since December 28, 2007. However, effective as of May 7, 2009, our nominating and governance committee will be reconstituted to consist of Albert J. Moyer (chairman), Brian H. Strom and Thomas E. Pardun. All persons who served on our nominating and governance committee during fiscal 2008 satisfied the independence requirements of the Nasdaq Global Market. The nominating and governance committee is primarily responsible for assisting the board of directors in identifying prospective director nominees and recommending director nominees for each annual meeting of stockholders. In addition, the nominating and governance committee is responsible for developing and recommending governance principles applicable to Occam. Our nominating and governance committee held four meetings in fiscal 2008.

  Requirements for stockholder recommendations of a candidate to our Board

        Our nominating and governance committee will consider recommendations for candidates to our board of directors from stockholders of the Company. A stockholder that desires to recommend a candidate for consideration by the committee as a potential candidate for director must direct the recommendation in writing to us at our principal executive offices in Santa Barbara, California (Attention: Jeanne Seeley, senior vice president, chief financial officer and secretary) and must include the candidate's name, age, home and business contact information, principal occupation or employment, the number of shares beneficially owned by the candidate, information regarding any arrangements or understandings between the candidate and the stockholder recommending the candidate or any other persons relating to the recommendation, and any other information required to be disclosed about the candidate if proxies were to be solicited to elect the candidate as a director pursuant to Regulation 14 of the Exchange Act. Our nominating and governance committee will consider the recommendation but will not be obligated to take any further actions with respect to the recommendation.

  Requirements for stockholder nominations to be brought before an annual meeting

        Separately, our bylaws contain specific requirements governing the processes and procedures for stockholders who wish to formally nominate a candidate and ensure that he or she is nominated and eligible for election at an annual meeting of stockholders. Generally, nominations for the election of directors may be made by stockholders who have timely delivered written notice to us at our principal executive offices in Santa Barbara, California (Attention: Jeanne Seeley, senior vice president, chief financial officer and secretary) in compliance with the advance notice provisions included in our bylaws, such notice must contain specified information concerning the nominees such as the nominees' name, age, home and business contact information, principal occupation or employment, the class and number of shares beneficially owned by the nominee and any derivative positions held or beneficially held by the nominee, whether any hedging transactions have been entered into by the nominee or on his or her behalf, information regarding any arrangements or understandings between the nominee and the stockholder nominating the nominee or any other persons relating to the nomination, a written statement by the nominee acknowledging that the nominee will owe a fiduciary duty to the Company and the stockholders if elected, and any other information required to be disclosed about the nominee if proxies were to be solicited to elect the nominee as a director pursuant to Regulation 14 of the Exchange Act. For a stockholder recommendation to be considered by our nominating and governance committee as a potential candidate at an annual meeting, written notice of nominations must be received timely on or before the deadline for receipt of stockholder proposals for such meeting. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC and in our bylaws. See "General Information—What is the deadline for receipt of stockholder proposals for the 2010 Annual Meeting or to nominate individuals to serve as directors?"

        Except as may be required by rules promulgated by the SEC, it is the current position of the committee that there are no specific qualifications that must be met by any candidate for the board, nor are there specific qualities or skills that are necessary for any candidate for the board to possess. These procedures may be modified at any time as may be determined by the committee.

        Our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

        No stockholder has presented a timely notice of a proposal to nominate a director for this year's meeting. Accordingly, the only directors to be re-elected at this year's meeting are Robert E. Bylin, Albert J. Moyer, Brian H. Strom, Thomas E. Pardun, Robert B. Abbott, Steven M. Krausz and Robert L. Howard-Anderson. No other nominations are before the meeting, or may be brought at the meeting.

Annual Meeting Attendance

        Although we do not have a formal policy regarding attendance by members of the board of directors at our annual meetings, directors are encouraged to attend annual meetings of our stockholders. Five of our directors attended our 2008 Annual Meeting.

Board Compensation

  Cash Compensation of Non-Employee Directors

        We compensate non-employee directors in cash for their service as members of our board, in addition to reimbursing directors for all reasonable expenses incurred by them in attending board and committee meetings. In October and November 2007, the compensation committee of our board of directors evaluated our director and executive compensation policies to determine whether they were competitive in the current marketplace. In conducting its evaluation, the committee retained and relied on analysis, evaluation, and recommendations prepared by an independent compensation consultant.

        At the November 29, 2007 meeting, our compensation committee recommended and our board of directors approved adjustments to our cash compensation program for members of the board of directors. Each member of our board of directors receives an annual cash retainer of $25,000. In addition, the chair of our audit committee receives an additional annual cash retainer of $20,000, the chair of our compensation committee receives an additional annual cash retainer of $10,000, and the chair of our nominating and governance committee receives an additional annual cash retainer of $5,000. Other committee members receive additional annual cash retainers as follows: audit committee, $7,500; compensation committee, $5,000; and nominating and governance committee, $2,500. Finally, the non-executive chairman of our board receives an additional annual cash retainer of $20,000. All retainers are paid in four equal quarterly installments.

        Steven M. Krausz, chairman of our board, and Robert B. Abbott, one of our independent directors, have waived, solely for the year ended December 31, 2009, all of their rights to receive cash compensation under our cash compensation program for non-employee directors or any other cash compensation policy or program that we may implement in 2009. The waiver applies to any cash compensation otherwise payable for services rendered during calendar year 2009 but does not apply to any forms of non-cash compensation (including, without limitation, equity incentives) payable to non-employee directors. In addition, the waiver does not apply to the directors' rights to reimbursement for director travel or incidental expenses incurred in connection with attending board meetings.

  Equity Compensation of Non-Employee Directors

        In November 2007, our board of directors approved an amendment to our 2006 Equity Incentive Plan to eliminate the automatic grant of stock options to new directors at the time of initial election and to continuing directors on an annual base thereafter. In lieu of the previous program, the board of directors approved a policy providing for the initial grant to newly elected non-employee directors of shares of restricted stock with an approximate value of $80,000 based on the closing price of our common stock over the fifteen trading days prior to and including the date of approval of the grant. Initial grants would vest in three equal annual installments on each anniversary of the date of grant. Follow-on grants with an approximate value of $40,000, to be made on an annual basis to continuing directors, would be valued on the same basis and would vest in two equal annual installments on each anniversary of the date of grant.

        At the December 10, 2008 meeting, our compensation committee recommended and our board of directors approved an annual restricted stock grant to each non-employee director, with a value of $40,000, with the number of shares being based on the average closing price of our common stock over the 15 trading days prior to and including December 10, 2008. Based on the established formula, the number of shares of restricted stock granted was determined to be 17,241 for each eligible director. The restricted stock grants made to non-employee directors will vest in two equal annual installments on each anniversary of the date of grant.

  Compensation of Non-Employee Directors in 2008

        The following table sets forth information concerning compensation paid or accrued for services rendered to us in all capacities by the non-employee members of our board for the fiscal year ended December 31, 2008:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(1)		Total ($)
Steven M. Krausz	50,000	41,460	(2)	—		91,460
Non-executive Chairman of the Board
Robert B. Abbott	30,000	41,460	(2)	—		71,460
Director
Robert E. Bylin	45,000	41,460	(2)	19,696	(4)	106,156
Chairman of the Audit Committee
Thomas E. Pardun	37,500	41,460	(2)	19,696	(4)	98,656
Director
Brian H. Strom	37,500	41,460	(2)	38,080	(5)	117,040
Director
Albert J. Moyer	35,000	28,012	(3)	—		63,012
Director

(1)
The amounts included under the columns "Option Awards" and "Stock Awards" represent the compensation cost recognized by the Company in 2008 related to option awards and restricted stock awards, respectively, pursuant to Statement of Financial Accounting Standards No. 123R. For a discussion of the valuation assumptions, see Note 10 to our consolidated financial statements included in our annual report on Form 10-K for the year ended December 31, 2008. See "Equity Compensation of Non-Employee Directors," above for a full description of these awards.

(2)
Represents two restricted stock awards granted on November 29, 2007 and December 10, 2008 respectively, both of which vest in two annual installments.

(3)
Represents two restricted stock awards granted on November 29, 2007 (vesting in three annual installments) and December 10, 2008 (vesting in two annual installments).

(4)
Represents three option grants to purchase Occam Common Stock granted on September 17, 2004, September 21, 2005 and April 27, 2006.

(5)
Represents one option grant to purchase Occam Common Stock granted on May 17, 2006.

        The aggregate number of shares subject to stock awards and stock options outstanding at December 31, 2008 for each non-employee director was as follows:

Name	Aggregate Number of Stock Awards Outstanding as of December 31, 2008	Aggregate Number of Option Awards Outstanding as of December 31, 2008
Steven M. Krausz	28,937	1,750
Robert B. Abbott	28,937	1,250
Robert E. Bylin	28,937	16,875
Thomas E. Pardun	28,937	16,875
Brian H. Strom	28,937	16,250
Albert J. Moyer	32,835	—

Compensation Committee Interlocks and Insider Participation

        Our compensation committee is responsible for determining salaries, incentives, and other forms of compensation for our directors, officers, and other employees. No member of our compensation committee in 2008 was an officer or employee of ours during 2008. No current executive officer of Occam has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our board or compensation committee.

PROPOSAL ONE
ELECTION OF DIRECTORS

        The size of our board of directors is set at seven (7) directors. All nominees for re-election at the 2009 Annual Meeting are currently directors of Occam and were elected by our stockholders at our last annual meeting of stockholders. All of the nominees were approved by our board of directors upon recommendation of our nominating and governance committee. All directors elected at the 2009 Annual Meeting will hold office until the next annual meeting of stockholders or in each case until his successor is duly elected and qualified. The nominees for election have agreed to serve, if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the meeting, the proxies will be voted for any nominee who may be designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below.

        The names of the nominees and certain information about them as of the record date are set forth below. Information as to the stock ownership of each director and all of our current directors and executive officers as a group is set forth below under "Ownership of Securities."

Name	Age	Position(s) with Occam Networks, Inc.	Director Since
Robert L. Howard-Anderson	52	President, Chief Executive Officer and Director	2002
Steven M. Krausz(2)	54	Chairman of the Board and Lead Director	1997
Robert B. Abbott(2)	44	Director	2002
Robert E. Bylin(1)	67	Director	2004
Thomas E. Pardun(2)(3)	65	Director	2004
Albert J. Moyer(1)(3)	65	Director	2007
Brian H. Strom(1)(3)	67	Director	2006

(1)
Member of audit committee.

(2)
Member of compensation committee.

(3)
Member of nominating and governance committee.

        Robert L. Howard-Anderson has served as our president and chief executive officer since May 2002, and as one of our directors since July 2002. Mr. Howard-Anderson was senior vice president of product operations at Occam CA, one of our predecessor companies, from February 2002 to May 2002. Mr. Howard-Anderson was vice president of product operations at Procket Networks, Inc., a network infrastructure company, from August 2000 to February 2002 and vice president of engineering at Sun Microsystems, Inc., a computer company, from June 1995 to August 2000. Mr. Howard-Anderson has a B.S. in electrical engineering from Tufts University.

        Steven M. Krausz has served as one of our directors since May 1997 and has served as chairman since May 2002. As our non-executive chairman, Mr. Krausz functions as our independent lead director. Mr. Krausz also served as a director of Occam CA from February 2000 to May 2002 and served as its chairman from March 2002 until the closing of the merger with Accelerated Networks, Inc., when he became our chairman. Mr. Krausz has been a managing member of several venture capital funds affiliated with U.S. Venture Partners, a venture capital firm, since August 1985. Mr. Krausz holds a B.S. in electrical engineering and an M.B.A. from Stanford University.

        Robert B. Abbott has served as one of our directors since May 2002. He served as a director of Occam CA, from February 2001 to May 2002. Mr. Abbott is currently a general partner with Norwest Venture Partners, a venture capital firm he has been with since August 1998. He also serves as a director for several private companies. Mr. Abbott received a B.S. in electrical engineering, an M.S. in electrical engineering and an M.B.A. from Stanford University.

        Robert E. Bylin has served as one of our directors since September 2004. Mr. Bylin has served as the chief financial officer of Spectralinear Inc., a timing solutions company, since October 2006. From November 2005 to October 2006, Mr. Bylin served as a consultant to SpectraLinear, Pyxis Technology, Inc., an electronic design automation company, and TAK Imaging, a provider of imaging processors. From April 2004 to November 2005, Mr. Bylin served as the chief financial officer of TAK Imaging. From March 2001 to October 2003, Mr. Bylin served as chief financial officer and chief operations officer for D.T. Consulting, a consulting company specializing in technical integration of hardware and software systems. Prior to that, he served as chief financial officer and vice president of finance for Veridicom, Inc., a semiconductor and software company. Mr. Bylin currently serves as a director for Technology Credit Union. Mr. Bylin received a B.S. in mathematics from Trinity College and an M.B.A. from Harvard University.

        Thomas E. Pardun has served as one of our directors since September 2004. Since April 2007, Mr. Pardun has served as chairman of the board of directors of Western Digital Corporation, a manufacturer of hard-disk drives for the personal computer and home entertainment markets. He previously served as chairman of Western Digital from January 2000 to November 2001, and he has served as a director of Western Digital since January 1993. In July 2000, Mr. Pardun retired as president of MediaOne International, Asia-Pacific (formerly US West Asia-Pacific), an owner/operator of international properties in cable television, telephone services, and wireless communications. Prior to that, he served as president and chief executive officer of US West Multimedia Communications, Inc. and held numerous other executive positions with US West. Prior to joining US West, Mr. Pardun was president of the Central Group for Sprint as well as president of Sprint's West Division. He also served as senior vice president of United Telecommunications, a predecessor company to Sprint. Mr. Pardun spent the first 19 years of his career at IBM. In addition to Western Digital Corporation, Mr. Pardun serves on the boards of CalAmp Corporation and Megapath, Inc. Mr. Pardun received a B.B.A. in economics and marketing from the University of Iowa and Management School Certificates from Harvard Business School, Stanford University, and The Tuck School of Business at Dartmouth College.

        Albert J. Moyer was appointed to our board of directors on November 29, 2007. Mr. Moyer is currently a business consultant and private investor. Mr. Moyer served as executive vice president and chief financial officer of QAD Inc., a publicly held software company that is a provider of enterprise resource planning software applications, from March 1998 until February 2000, and he subsequently served as a consultant to QAD, assisting in the Sales Operations of the Americas Region. From February to July 2000, he served as president of the commercial division of Profit Recovery Group International, Inc. (now known as PRG-Schultz International, Inc.), a publicly held provider of recovery audit services. Prior to joining QAD in 1998, Mr. Moyer served as chief financial officer of Allergan Inc., a specialty pharmaceutical company based in Irvine, California, from 1995 to 1998. Mr. Moyer also serves on the board of CalAmp Corp., Collectors Universe, Inc., Virco Manufacturing Corporation and LaserCard Corporation. Mr. Moyer received his Bachelor of Science degree in Finance from Duquesne University and graduated from the Advanced Management Program at the University of Texas, Austin. Mr. Moyer is a certified professional director, from the Corporate Director's Group, a provider of accredited director education.

        Brian H. Strom was appointed to our board of directors on May 17, 2006. Mr. Strom served as president and chief executive officer of SureWest Communications from December 1993 to December 2005 and as a director of SureWest from December 1993 to May 2006. He served as chairman of the United States Telecom Association (US Telecom) from October 2003 to October 2004. He also served as chair of the Sacramento Area Commerce and Trade Organization (SACTO) from July 2003 to July 2004, and served as chairman of the California Communications Association (CalCom) from February 2001 to February 2002.

Required Vote

        The nominees receiving the highest number of affirmative votes of the holders of shares of outstanding stock entitled to vote and present at the meeting, either in person or by proxy, will be re-elected as directors for each class of directors identified herein.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE RE-ELECTION OF THE NOMINEES LISTED ABOVE.

 PROPOSAL TWO
APPROVAL OF ADOPTION OF THE 2006 EQUITY INCENTIVE PLAN
(AS AMENDED AND RESTATED)

        Our 2006 Equity Incentive Plan, or 2006 Plan, was originally adopted by our board of directors in May 2006 and approved by our stockholders in August 2006. A total of 1,700,000 shares of common stock plus any shares previously reserved but not issued under our 2000 Stock Incentive Plan, or 2000 Plan, and not subject to any awards granted under the 2000 Plan, were initially authorized for issuance under the 2006 Plan. The authorized amount was thereafter increased under the evergreen provisions of the 2006 Plan as well as by shares returned to the Company's 2000 Plan that were rolled into the 2006 Plan pursuant to the terms of the 2006 Plan. As of April 1, 2009, without giving effect to the proposed amendment and restatement, a total of 4,174,689 shares have been authorized for issuance under the 2006 Plan.

        Our board of directors is now requesting that the stockholders approve the amended and restated 2006 Equity Incentive Plan, or Incentive Plan, including an increase to the number of shares authorized for issuance under the 2006 Plan by an aggregate of 900,000 shares. Our board of directors has approved the Incentive Plan and the increase to the authorized share reserve, subject to approval from the stockholders at the 2009 Annual Meeting. If the stockholders approve the Incentive Plan, it will replace the current version of the 2006 Plan and will continue in effect until May 17, 2016 unless terminated earlier by our board of directors. If the stockholders do not approve the Incentive Plan, the current version of the 2006 Plan will remain in effect through the remainder of its term. Approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting.

Changes Made in the Incentive Plan

        The following is a summary of some of the material differences between the Incentive Plan and the 2006 Plan. This comparative summary is qualified in its entirety by reference to the actual text of the Incentive Plan, set forth as Appendix A.

  •
  The stockholders are being asked to approve an increase to the number of shares of our common stock authorized for issuance under the 2006 Plan from 4,174,689 shares as of April 1, 2009 to 5,074,689 shares, an increase of 900,000 shares plus any shares subject to stock options or similar awards granted under the 2000 Plan that expire or otherwise terminate after April 1, 2009 without having been exercised in full and shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by Occam after April 1, 2009, up to a maximum of 1,518,683 shares.

  •
  Conditioned on receiving stockholder approval, the Incentive Plan allows the Administrator to implement an exchange program under which (i) outstanding Awards (as defined below) may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced or increased.

  •
  The Incentive Plan removes from the 2006 Plan the provision providing for automatic stock option grants to outside directors.

        Our board of directors believes strongly that the approval of the Incentive Plan is essential to our continued success. In particular, we believe that our employees are our most valuable assets and that the Awards permitted under the Incentive Plan are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we compete. Such Awards also are crucial to our ability to motivate our employees to achieve our goals.

Summary of the Amended and Restated 2006 Equity Incentive Plan

        The following is a summary of the principal features of the Incentive Plan and its operation. The summary is qualified in its entirety by reference to the Incentive Plan itself set forth in Appendix A.

        The Incentive Plan provides for the grant of the following types of incentive Awards: (i) stock options, (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance units and performance shares, and (vi) other stock or cash awards as determined by the Administrator. Each of these is referred to individually as an "Award." Those who will be eligible for Awards under the Incentive Plan include employees, directors and consultants who provide services to Occam and its affiliates. As of April 1, 2009, approximately 220 of our employees, directors and consultants would be eligible to participate in the Incentive Plan.

        Number of Shares of Common Stock Available Under the Incentive Plan.    The maximum aggregate number of shares that may be awarded and sold under the Incentive Plan, is (A) 4,174,689 shares plus (B) any shares subject to stock options or similar awards granted under the 2000 Plan that expire or otherwise terminate after April 1, 2009, without having been exercised in full and shares issued pursuant to awards granted under the 2000 Plan that are forfeited to or repurchased by us after April 1, 2009, up to a maximum of 1,518,683 shares to be added to the Incentive Plan from the 2000 Plan. The shares may be authorized, but unissued, or reacquired common stock. In addition, the Incentive Plan, as with the 2006 Plan, continues to provide for annual increases in the number of shares available for issuance thereunder on the first day of each fiscal year, equal to the lesser of (i) 750,000 shares, (ii) 3.0% of the outstanding shares of our common stock on the first day of the fiscal year, or (iii) such other amount as determined by our board of directors or a committee thereof. As of April 1, 2009, no Awards have been granted under the proposed terms of the Incentive Plan although options and restricted stock units are outstanding under the 2006 Plan as currently in effect.

        Shares subject to Awards of restricted stock, restricted stock units, performance units and performance shares count against the share reserve as two shares for every one share subject to such an Award. If shares acquired pursuant to such Awards are forfeited or repurchased by us and would otherwise return to the Incentive Plan, then two times the number of shares so forfeited or repurchased will return to the Incentive Plan share reserve and will again become available for issuance.

        If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to restricted stock, restricted stock units, performance shares or performance units, is forfeited to or repurchased by us, the unpurchased shares (or for Awards other than options and stock appreciation rights, the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the Incentive Plan. With respect to stock appreciation rights, all of the shares covered by the Award (that is, shares actually issued pursuant to a stock appreciation right, as well as the shares that represent payment of the exercise price) will cease to be available under the Incentive Plan. However, shares that have actually been issued under the Incentive Plan under any Award will not be returned to the Incentive Plan and will not become available for future distribution under the Incentive Plan; provided, however, that if unvested shares of restricted stock, restricted stock units, performance shares or performance units are repurchased by us or are forfeited to us, such shares will become available for future grant under the Incentive Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Incentive Plan. To the extent an Award under the Incentive Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the Incentive Plan.

        If we declare a stock dividend or engage in a reorganization or other change in our capital structure, including a merger, the Administrator will adjust the (i) number and class of shares available for issuance under the Incentive Plan, (ii) number, class and price of shares subject to outstanding Awards, and (iii) specified per-person limits on Awards to reflect the change.

        Administration of the Incentive Plan.    Our board of directors, or a committee of directors or of other individuals satisfying applicable laws and appointed by our board (referred to as the "Administrator"), will administer the Incentive Plan. To make grants to certain of our officers and key employees, the members of the committee must qualify as "non-employee directors" under Rule 16b-3 of the Exchange Act, and as "outside directors" under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") (so that we can receive a federal tax deduction for certain compensation paid under the Incentive Plan).

        Subject to the terms of the Incentive Plan, the Administrator has the sole discretion to select the employees, consultants, and directors who will receive Awards, to determine the terms and conditions of Awards, to modify or amend each Award (subject to the restrictions of the Incentive Plan), and to interpret the provisions of the Incentive Plan and outstanding Awards. Subject to stockholder approval, the Administrator may implement an exchange program under which (i) outstanding Awards may be surrendered or cancelled in exchange for Awards of the same type, awards of a different type, and/or cash, (ii) participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award could be reduced or increased. Notwithstanding the foregoing, subject to the mandatory anti-dilution adjustments section of the Incentive Plan, the Administrator may not, without stockholder approval, modify or amend an option or stock appreciation right to reduce the exercise price of that Award after it has been granted or to cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price.

        Options.    The Administrator is able to grant nonstatutory stock options and incentive stock options under the Incentive Plan. The Administrator determines the number of shares subject to each option, although the Incentive Plan provides that a participant may not receive options for more than 150,000 shares in any fiscal year, except in connection with his or her initial service as our employee, in which case he or she may be granted an option covering up to an additional 150,000 shares.

        The Administrator determines the exercise price of options granted under the Incentive Plan, provided the exercise price must be at least equal to the fair market value of our common stock on the date of grant. In addition, the exercise price of an incentive stock option granted to any participant who owns more than 10% of the total voting power of all classes of our outstanding stock must be at least 110% of the fair market value of the common stock on the grant date.

        The term of each option will be stated in the Award agreement. The term of an option may not exceed ten years, except that, with respect to any participant who owns more than 10% of the voting power of all classes of our outstanding capital stock, the term of an incentive stock option may not exceed five years.

        After a termination of service with us, a participant will be able to exercise the vested portion of his or her option for the period of time stated in the Award agreement. If no such period of time is stated in the participant's Award agreement, the participant will generally be able to exercise his or her option for (i) three months following his or her termination for reasons other than death or disability, and (ii) twelve months following his or her termination due to death or disability. In no event may an option be exercised later than the expiration of its term. The participant's Award agreement may also provide that if the exercise of an option following the termination of the participant's status as a service provider (other than as a result of the participant's death or disability) would result in liability under Section 16(b) of the Exchange Act, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the 10th day after the last date on which such exercise would result in such liability under Section 16(b) of the Exchange Act. The participant's Award agreement may also provide that if the exercise of an option following the termination of the participant's status as a service provider (other than as a result of the participant's death or disability) would be prohibited because the issuance of shares would violate securities laws, then the option will terminate on the earlier of (i) the expiration of the term of the option, or (ii) the expiration of a period of three months after the termination of the participant during which the exercise of the option would not violate securities laws.

        Stock Appreciation Rights.    The Administrator will be able to grant stock appreciation rights, which are the rights to receive the appreciation in fair market value of common stock between the exercise date and the date of grant. We may pay the appreciation in either cash, shares of common stock, or a combination thereof. The Administrator, subject to the terms of the Incentive Plan, will have complete discretion to determine the terms and conditions of stock appreciation rights granted under the Incentive Plan, provided, however, that the exercise price may not be less than 100% of the fair market value of a share on the date of grant and the term of a stock appreciation right may not exceed ten years. No participant will be granted stock appreciation rights covering more than 125,000 shares during any fiscal year, except that a participant may be granted stock appreciation rights covering up to an additional 200,000 shares in connection with his or her initial service as our employee.

        After termination of service with us, a participant will be able to exercise the vested portion of his or her stock appreciation right for the period of time stated in the Award agreement. If no such period of time is stated in a participant's Award agreement, a participant will generally be able to exercise his or her vested stock appreciation rights for the same period of time as applies to stock options.

        Restricted Stock.    Awards of restricted stock are rights to acquire or purchase shares of our common stock, which vest in accordance with the terms and conditions established by the Administrator in its sole discretion. For example, the Administrator may set restrictions based on the achievement of specific performance goals. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed. The Award agreement generally will grant us a right to repurchase or reacquire the shares upon the termination of the participant's service with Occam for any reason (including death or disability). The Administrator will determine the number of shares granted pursuant to an Award of restricted stock, but no participant will be granted a right to purchase or acquire more than 125,000 shares of restricted stock during any fiscal year, except that a participant may be granted up to an additional 200,000 shares of restricted stock in connection with his or her initial service as our employee.

        Restricted Stock Units.    Awards of restricted stock units result in a payment to a participant only if the vesting criteria the Administrator establishes is satisfied. For example, the Administrator may set vesting criteria based on the achievement of specific performance goals. The restricted stock units will vest at a rate determined by the Administrator; provided, however, that after the grant of restricted stock units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria for such restricted stock units. Upon satisfying the applicable vesting criteria, the participant will be entitled to the payout as specified in the Award agreement. The Administrator, in its sole discretion, may pay earned restricted stock units in cash, shares, or a combination thereof. Restricted stock units that are fully paid in cash will not reduce the number of shares available for grant under the Incentive Plan. On the date set forth in the Award agreement, all unearned restricted stock units will be forfeited to Occam. The Administrator determines the number of restricted stock units granted to any participant, but during any fiscal year, no participant may be granted more than 125,000 restricted stock units during such fiscal year, except that the participant may be granted up to an additional 200,000 restricted stock units in connection with his or her initial service as our employee.

        Performance Units and Performance Shares.    The Administrator will be able to grant performance units and performance shares, which are Awards that will result in a payment to a participant only if the performance goals or other vesting criteria the Administrator may establish are achieved or the Awards otherwise vest. Earned performance units and performance shares will be paid, in the sole discretion of the Administrator, in the form of cash, shares, or in a combination thereof. The Administrator will establish performance or other vesting criteria in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The performance units and performance shares will vest at a rate determined by the Administrator; provided, however, that after the grant of a performance unit or performance share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance units or shares. During any fiscal year, no participant will receive more than 125,000 performance shares and no participant will receive performance units having an initial value greater than $750,000, except that a participant may be granted performance shares covering up to an additional 200,000 shares in connection with his or her initial service as our employee. Performance units will have an initial value established by the Administrator on or before the date of grant. Performance shares will have an initial value equal to the fair market value of a share of our common stock on the grant date.

        Performance Goals.    Awards of restricted stock, restricted stock units, performance shares, performance units and other incentives under the Incentive Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Code Section 162(m) and may provide for a targeted level or levels of achievement including: annual revenue, cash collections, customer satisfaction MBOs, earnings per share, net income, new orders, operating profit, pro forma net income, return on designated assets, return on equity, return on sales, and product shipments. The performance goals may differ from participant to participant and from Award to Award, may be used to measure our performance as a whole or a business unit of ours, and may be measured relative to a peer group or index. Any criteria used may be measured in absolute terms, compared to other companies, measured against our performance as a whole or a segment of ours and/or measured on a pre-tax or post-tax basis, if applicable.

        To the extent necessary to comply with the performance-based compensation provisions of Code Section 162(m), with respect to any Award granted subject to performance goals, within the first 25% of the performance period, but in no event more than ninety days following the commencement of any performance period (or such other time as may be required or permitted by Code Section 162(m)), the Administrator will, in writing: (i) designate one or more participants to whom an Award will be made, (ii) select the performance goals applicable to the performance period, (iii) establish the performance goals, and amounts of such Awards, as applicable, which may be earned for such performance goals, and (iv) specify the relationship between performance goals and the amounts of such Awards, as applicable, to be earned by each participant for such performance period. Following the completion of each performance period, the Administrator will certify in writing whether the applicable performance goals have been achieved for such performance period. In determining the amounts earned by a participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the performance period. A participant will be eligible to receive payment pursuant to an Award for a performance period only if the performance goals for such period are achieved.

        Transferability of Awards.    Awards granted under the Incentive Plan are generally not transferable, and all rights with respect to an Award granted to a participant generally will be available during a participant's lifetime only to the participant.

        Change in Control.    In the event of a change in control of Occam, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation, or parent or subsidiary of the successor corporation, refuses to assume or substitute for the Award, the participant will fully vest in and have the right to exercise all of his or her outstanding options and stock appreciation rights, including shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on restricted stock will lapse, and, with respect to restricted stock units, performance shares and performance units, all performance goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an option or stock appreciation right is not assumed or substituted in the event of a change in control, the Administrator will notify the participant in writing or electronically that the option or stock appreciation right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the option or stock appreciation right will terminate upon the expiration of such period.

        Amendment and Termination of the Incentive Plan.    The Administrator will have the authority to amend, alter, suspend or terminate the Incentive Plan, except that stockholder approval will be required for any amendment to the Incentive Plan to the extent required by any applicable laws. No amendment, alteration, suspension or termination of the Incentive Plan will impair the rights of any participant, unless mutually agreed otherwise between the participant and the Administrator and which agreement must be in writing and signed by the participant and us. The Incentive Plan will terminate on May 17, 2016, unless our board of directors terminates it earlier.

  Number of Awards Granted to Employees, Consultants, and Directors

        The number of Awards that an employee, director or consultant may receive under the Incentive Plan is in the discretion of the Administrator and therefore cannot be determined in advance. As disclosed in the section of this proxy statement captioned Compensation Disclosure & Analysis, we note that we have not made grants to our executive officers since November 2007. The November 2007 grants reflected the equity incentive component of compensation adjustments for both 2006 and 2007 because the annual review process following completion of fiscal 2006 was substantially delayed. As of the date of this proxy statement, our compensation committee has not completed its annual compensation review following fiscal 2008 and has not yet made any determination with respect to the grant of awards. The following table sets forth (a) the aggregate number of shares of common stock subject to options granted under the 2006 Plan during the last fiscal year, (b) the average per share exercise price of such options, (c) the aggregate number of shares issued pursuant to awards of restricted stock granted under the 2006 Plan during the last fiscal year, (d) the aggregate number of shares issued pursuant to awards of restricted stock units granted under the 2006 Plan during the last fiscal year, and (e) the dollar value of such awards based on $2.63 per share, the fair market value on March 31, 2009.

Name of Individual or Group	Number of Options Granted	Average Per Share Exercise Price	Number of Restricted Stock Units	Number of Restricted Stock	Dollar Value of Restricted Stock Units/Restricted Stock	Dollar Value of Options
All executive officers, as a group	75,000	$4.08	35,000	—	$92,050.00	—
All directors who are not executive officers, as a group	—	—	—	103,446	$272,063.00	—
All employees who are not executive officers, as a group	251,750	$3.847	—	—	—	—

Federal Tax Aspects

        The following paragraphs are a summary of the general federal income tax consequences to us and U.S. taxpayers of Awards granted under the Incentive Plan. Tax consequences for any particular individual may be different.

        Nonstatutory Stock Options.    No taxable income is reportable when a nonstatutory stock option with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any taxable income recognized in connection with an option exercise by an employee of ours is subject to tax withholding by us. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Incentive Stock Options.    No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonstatutory stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

        Stock Appreciation Rights.    No taxable income is reportable when a stock appreciation right with an exercise price equal to the fair market value of the underlying stock on the date of grant is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares received. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

        Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares.    A participant generally will not have taxable income at the time an Award of restricted stock, restricted stock units, performance shares or performance units are granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable, or (ii) no longer subject to substantial risk of forfeiture. However, the recipient of a restricted stock Award may elect to recognize income at the time he or she receives the Award in an amount equal to the fair market value of the shares underlying the Award (less any cash paid for the shares) on the date the Award is granted.

        Code Section 409A.    Section 409A, which was added by the American Jobs Creation Act of 2004, provides certain new requirements on non-qualified deferred compensation arrangements. These include new requirements with respect to a participant's election to defer compensation and the participant's selection of the timing and form of distribution of the deferred compensation. Section 409A also generally provides that distributions must be made on or following the occurrence of certain events (e.g., the participant's separation from service, a predetermined date, or the participant's death). Section 409A imposes restrictions on a participant's ability to change his or her distribution timing or form after the compensation has been deferred. For certain individuals who are officers, subject to certain exceptions, Section 409A requires that such participant's distribution commence no earlier than six months after such officer's separation from service.

        Awards granted under the Incentive Plan with a deferral feature, including nonstatutory stock options and stock appreciation rights granted with an exercise price below the fair market value of the underlying stock, will be subject to the requirements of Section 409A. If an Award is subject to and fails to satisfy the requirements of Section 409A, the recipient of that award may recognize ordinary income on the amounts deferred under the Award, to the extent vested, which may be prior to when the compensation is actually or constructively received. In addition, if an Award that is subject to Section 409A fails to comply with Section 409A's provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as penalties and interest on such deferred compensation. Finally, certain states such as California have adopted similar provisions.

        Tax Effect for Us; Section 162(m).    We generally will be entitled to a tax deduction in connection with an Award under the Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules limit the deductibility of compensation paid to our chief executive officer (i.e., our principal executive officer) and to each of our three most highly compensated executive officers for the taxable year (other than the principal executive officer or principal financial officer). Under Code Section 162(m), the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the Incentive Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The Incentive Plan has been designed to permit the Administrator to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such Awards.

        THE FOREGOING IS ONLY A SUMMARY OF THE EFFECTS OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND OCCAM WITH RESPECT TO AWARDS UNDER THE INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT'S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Vote Required

        The approval of the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE INCENTIVE PLAN AND RECOMMENDS THAT THE STOCKHOLDER VOTE "FOR" THE ADOPTION OF THE INCENTIVE PLAN AND THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER.

 PROPOSAL THREE
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

        At this 2009 Annual Meeting, we are seeking ratification of the appointment of SingerLewak LLP as our independent registered public accounting firm for the 2009 fiscal year.

        The audit committee of the board has appointed SingerLewak, LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2009.

        In the event the stockholders fail to ratify the appointment of SingerLewak, LLP as our independent registered public accounting firm, the audit committee will reconsider its selection. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent auditing firm at any time if the audit committee believes that such a change would be in the best interests of Occam and its stockholders. Stockholder ratification of the selection of SingerLewak, LLP is not required by our bylaws or otherwise. Our board of directors is submitting the selection of SingerLewak, LLP to the stockholders for ratification as a matter of good corporate practice.

        A representative of SingerLewak, LLP is expected to be present at the 2009 Annual Meeting. The representative will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fees

        Fees of SingerLewak, LLP during the 2008 and 2007 fiscal years are summarized below:

Nature of Service	Fiscal Year 2008	Fiscal Year 2007
Audit Fees(1)	454,057	762,702
Audit-Related Fees(2)	3,848	474,614
Tax Fees	—	—
All Other Fees(3)	—	117,007

Total	457,905	1,354,323

(1)
Audit Fees—These are fees for the annual audit of our consolidated financial statements. Audit fees also include the audit of our internal control over financial reporting, and the review of the financial statements included in our Quarterly Reports on Form 10-Q. This category also includes fees for services that generally only the principal auditor reasonably can provide to a client, such as procedures related to the audit of income tax provisions and related valuation allowances, consents, and assistance with and review of documents filed with the SEC.

(2)
Audit Related Fees—These are fees associated with assurance and related services that are reasonably related to the performance of audit or review of the Company's financial statements. For fiscal 2007, the primary service performed related to our restatement for our previously filed financial statements for the fiscal years ended December 26, 2004 and December 25, 2005, each of the interim quarters periods of such fiscal years, and the first, second, and third quarters of fiscal year ended December 31, 2006. For fiscal 2006, services performed by SingerLewak, LLP and PricewaterhouseCoopers LLP in connection with the registration statements (Form S-1) related to our rights offering and our secondary offering. For fiscal 2006, $294,342 of these fees were attributable to SingerLewak, LLP, and $109,715 of these fees were attributable to PricewaterhouseCoopers LLP. In July 2005, our audit committee terminated

  PricewaterhouseCoopers LLP as our independent registered public accounting firm and retained SingerLewak, LLP.

(3)
All Other Fees—Fees for professional services performed primarily in connection with our asset purchase of Terawave Communications, Inc.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

        The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit related services, tax services and other services. Pre-approval is generally detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis. For fiscal 2008, the audit committee reviewed and pre-approved all audit and permissible non-audit fees for services provided by SingerLewak, LLP.

Determination of Independence

        Our audit committee has determined that the provision of the above non-audit services, by SingerLewak, LLP is compatible with their maintenance of accountant independence.

Required Vote

        Ratification of the appointment of SingerLewak, LLP requires the affirmative vote of a majority of the outstanding shares of our stock that are present in person or by proxy and entitled to vote at the 2009 Annual Meeting.

Recommendation of the Board of Directors

        THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE SELECTION OF SINGERLEWAK, LLP TO SERVE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2009 FISCAL YEAR AND RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The information contained in this report will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that Occam specifically incorporates it by reference in such filing.

        The following is the report of the audit committee with respect to the audited financial statements for the fiscal year ended December 31, 2008, which include the consolidated balance sheets as of December 31, 2008 and 2007 and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for each of the three years in the period ended December 31, 2008, and the notes thereto.

        Review with Management.    The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm. The audit committee oversees our financial reporting process on behalf of the board. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008. This review included a discussion of the quality and the acceptability of our financial reporting and internal controls, including the clarity of disclosures in the financial statements.

        Review and Discussions with Independent Registered Public Accounting Firm.    The audit committee has discussed with SingerLewak LLP, our independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of our financial statements.

        The audit committee has also received written disclosures and the letter from SingerLewak, LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from us and our related entities), and has discussed with SingerLewak, LLP their independence from us.

        Conclusion.    Based on the review and discussions referred to above, the committee recommended to the board of directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

        This report is submitted by the audit committee (as of December 31, 2008).

Robert E. Bylin, Chairman
Brian H. Strom
Albert J. Moyer

 OWNERSHIP OF SECURITIES

        The following table sets forth information regarding the beneficial ownership of our common stock as of March 23, 2009 by:

  •
  each stockholder known by us to beneficially own more than 5% of our outstanding shares of common stock;

  •
  each of our directors;

  •
  each of the executive officers listed in the "Summary Compensation Table" on page 50 of this proxy statement; and

  •
  all of our directors and executive officers as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise noted, the stockholders named in the table have sole voting and investment power with respect to all shares of common stock owned by them, subject to applicable common property laws. In computing the number of shares of common stock beneficially owned, shares subject to options or warrants held by a stockholder that are exercisable within sixty days of March 23, 2009 are deemed outstanding for the purpose of determining the percentage ownership of that stockholder. These shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other stockholder. As of March 23, 2009, we had 20,395,070 shares of common stock outstanding. Unless otherwise indicated, the address for each person is our principal office address at 6868 Cortona Drive, Santa Barbara, California 93117.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
5% or Greater Stockholders:
U.S. Venture Partners	3,472,977	(2)	—	3,472,977	17.0%
2735 Sand Hill Road
Menlo Park, CA 94025
Norwest Venture Partners	2,004,145	(3)	—	2,004,145	9.8%
525 University Avenue, Suite 800
Palo Alto, CA 94301
Conus Partners, Inc.	1,581,162	(4)	—	1,581,162	7.8%
49 West 38th Street, 11th Floor
New York, NY 10018
Archon Capital Management	1,244,057	(5)	—	1,244,057	6.1%
719 Second Avenue, Suite 1403
Seattle, WA 98104
Ilex Partners, LLC	1,189,587	(6)	—	1,189,587	5.8%
650 Madison Avenue, 17th Floor
New York, New York 10022
Pacific Edge Investment Management, LLC	1,038,791	(7)	—	1,038,791	5.1%
490 S. California Avenue, Suite 310
Palo Alto, CA 94306

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Number of Shares Underlying Options	Total Shares Beneficially Owned	Percent of Shares Beneficially Owned(1)
Current Directors and Named Executive Officers:
Robert L. Howard-Anderson	22,991		217,835	240,826	1.2%
Jeanne Seeley	5,833		18,750	24,583	*
Nathan Harrell	10,007		43,625	53,632	*
Gregory R. Dion	3,464		102,313	105,777	*
David C. Mason	3,464		118,376	121,840	*
Steven M. Krausz	3,513,610	(8)	1,750	3,515,360	17.2%
Robert B. Abbott	2,044,778	(9)	1,250	2,046,028	10.0%
Robert E. Bylin	40,633		15,589	56,222	*
Thomas E. Pardun	40,633		15,589	56,222	*
Brian H. Strom	46,633		12,188	58,821	*
Albert J. (Bert) Moyer	40,633		—	40,633	*
All current directors and executive officers as a group (11 persons)	5,772,679		547,265	6,319,944	30.2%

*
Represents less than 1% of the total shares.

(1)
Based on outstanding shares of common stock as of March 23, 2009, and includes options to acquire shares of common stock held by the named individual or entity, and all executive officers as a group, that were exercisable within 60 days after March 23, 2009.

(2)
Includes 3,110,893 shares held directly by US Venture Partners VII, L.P. (USVP VII), USVP Entrepreneur Partners VII-A, L.P. ("EP VII-A"), USVP Entrepreneur Partners VII-B, L.P. ("EP VII-B"), and 2180 Associates Fund VII, L.P. ("2180 VII"). Presidio Management Group VII, LLC ("PMG VII"), the general partner of USVP VII, EP VII-A, EP VII-B and 2180 VII, and Irwin Federman, Steven M. Krausz, Jonathan D. Root, Philip M. Young, Winston Fu and David Liddle the managing members of PMG VII, may be deemed to share voting and dispositive power over the shares held by USVP VII, EP VII-A, EP VII-B and 2180 VII. Also includes 362,084 shares held directly by US Venture Partners V, L.P. (USVP V), USVP V International, L.P. ("V Int'l"), 2180 Associates Fund V, L.P. ("2180 V"), and USVP V Entrepreneur Partners, L.P. ("EP V"). Presidio Management Group V, LLC ("PMG V"), the general partner of USVP V, V Int'l, 2180 V and EP V, and Irwin Federman, Steven M. Krausz, Jonathan D. Root and Philip M. Young, the managing members of PMG V, may be deemed to share voting and dispositive power over the shares held by USVP VII, EP VII-A, EP VII-B, 2180 VII, USVP V, V Int'l, 2180 V and EP V. Such persons and entities disclaim beneficial ownership of shares held by USVP V, V Int'l, 2180 V and EP V except to the extent of any pecuniary interest therein. Information to the number of shares held by U.S. Venture Partners is based on the Form 4/A filed with the SEC on December 15, 2008.

(3)
Includes (a) 1,909,493 shares held by Norwest Venture Partners VIII, LP; and (b) 94,652 shares held of record by NVP Entrepreneurs Fund VIII, L.P., a Delaware limited partnership ("NVP-E VIII"), whose general partner is Itasca VC Partners VIII. Information with respect to the number of shares held by the NVP is based on the Form 4 filed with the SEC on December 12, 2008. Mr. Robert B. Abbott is a non managing partner of VC Partners VIII, the general partner of NVP-E VIII. As a non managing partner, Mr. Abbott has no voting or investment authority with respect to any securities held of record by NVP VIII and NVP-E VIII, and thus is not deemed to beneficially own such securities, except to the extent of indirect pecuniary interest therein.

(4)
This information is based solely on a Schedule 13G/A filed with the SEC by Conus Partners, Inc. on February 13, 2009. Conus Partners, Inc. and Mr. Andrew Zacks share voting and investment power over these common shares. Mr. Zacks is the Managing Director of Conus Partners, Inc.

(5)
This information is based solely on a Schedule 13G/A filed with the SEC by Archon Capital Management LLC on February 11, 2009. Archon Capital Management LLC and Mr. Constantinos Christofilis share voting and disposition power over these common shares. Constantinos Christofilis is the Managing Member of Archon Capital Management LLC.

(6)
This information is based solely on a Schedule 13G filed with the SEC by Ilex Partners, L.L.C. on February 04, 2009. Ilex Partners, L.L.C. and Michael H. Steinhardt share voting and disposition power over these common shares. Michael H. Steinhardt is the Managing Member of Ilex Partners, L.L.C.

(7)
This information is based solely on a Form 13F filed with the SEC by Pacific Edge Investment Management, LLC on February 09, 2009. Pacific Edge Investment Management, LLC and Ms. Karen Payne share voting and disposition power over these common shares. Karen Payne is the Managing Member of Pacific Edge Investment Management, LLC.

(8)
Includes 3,110,893 shares held directly by US Venture Partners VII, L.P. (USVP VII), USVP Entrepreneur Partners VII-A, L.P. ("EP VII-A"), USVP Entrepreneur Partners VII-B, L.P. ("EP VII-B"), and 2180 Associates Fund VII, L.P. ("2180 VII"). Presidio Management Group VII, LLC ("PMG VII"), the general partner of USVP VII, EP VII-A, EP VII-B and 2180 VII, and Irwin Federman, Steven M. Krausz, Jonathan D. Root, Philip M. Young, Winston Fu and David Liddle the managing members of PMG VII, may be deemed to share voting and dispositive power over the shares held by USVP VII, EP VII-A, EP VII-B and 2180 VII. Also includes 362,084 shares held directly by US Venture Partners V, L.P. (USVP V), USVP V International, L.P. ("V Int'l"), 2180 Associates Fund V, L.P. ("2180 V"), and USVP V Entrepreneur Partners, L.P. ("EP V"). Presidio Management Group V, LLC ("PMG V"), the general partner of USVP V, V Int'l, 2180 V and EP V, and Irwin Federman, Steven M. Krausz, Jonathan D. Root and Philip M. Young, the managing members of PMG V, may be deemed to share voting and dispositive power over the shares held by USVP VII, EP VII-A, EP VII-B, 2180 VII, USVP V, V Int'l, 2180 V and EP V. Such persons and entities disclaim beneficial ownership of shares held by USVP V, V Int'l, 2180 V and EP V except to the extent of any pecuniary interest therein. Information to the number of shares held by U.S. Venture Partners is based on the Form 4/A filed with the SEC on December 15, 2008. Also includes 23,392 and 17,241 of our restricted stock granted to Mr. Krausz on November 29, 2007 and December 10, 2008, respectively, in his capacity as our non-employee director.

(9)
Includes (a) 1,909,493 shares held by NVP VIII, LP and (b) 94,652 shares held by NVP Entrepreneurs Fund VIII, L.P. Mr. Abbott is a general partner of NVP and may be deemed to beneficially own the shares held by NVP. Also includes 23,392 and 17,241 of our restricted stock granted to Mr. Abbott on November 29, 2007 and December 10, 2008, respectively, in his capacity as our non-employee director.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        The members of our board, our executive officers and persons who hold more than 10% of our outstanding common stock are subject to the reporting requirements of Section 16(a) of the Exchange Act which require them to file reports with respect to their ownership of the common stock and their transactions in such common stock. Based solely upon a review of (i) the copies of Section 16(a) reports which we received from such persons for their 2008 fiscal year transactions in the common stock and their common stock holdings, and (ii) the representations received from one or more of such persons that no annual Form 5 reports were required to be filed by them for the 2008 fiscal year, we believe that, all reporting requirements under Section 16(a) for such fiscal year were met in a timely manner by our directors, executive officers and greater than ten percent beneficial owners.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Compensation Discussion and Analysis

  Overview

        The compensation committee of our board of directors is responsible for establishing, implementing and continually monitoring adherence with our compensation philosophy. We currently have seven (7) executive officers. Details of our 2008, 2007 and 2006 fiscal year compensation for our chief executive officer, the two individuals serving as our chief financial officer during 2008, and our three other most highly compensated executive officers, which we refer to as our named executive officers, can be found in the Summary Compensation Table on page 50 of this proxy statement. The types of compensation and benefits provided to our named executive officers are similar to those provided to our other executive officers.

        In May 2008, Jeanne Seeley became our senior vice president and chief financial officer following the resignation of Christopher B. Farrell, our prior chief financial officer. Our compensation committee approved the terms of Ms. Seeley's employment, which are described in greater detail in this section of the proxy statement.

        This section also describes our compensation program for our executive officers. The discussion focuses on our executive compensation policies and decisions and the most important factors relevant to an analysis of these policies and decisions. We address why we believe our compensation program is appropriate for us and our stockholders, and we explain how executive compensation is determined.

        In fiscal 2008, our compensation committee held six (6) meetings. Robert L. Howard-Anderson, our chief executive officer, and Jeanne Seeley, our chief financial officer, may participate in meetings of our compensation committee. They are generally excused from the meeting for purposes of executive sessions and any portions of the meeting where determinations are made with respect to their individual compensation.

Compensation Philosophy and Design

        Historically, our compensation philosophy has been to preserve cash and minimize expenses while rewarding the creation of long-term stockholder value. Until adjustments that we implemented in November 2007, which are described below, our historic compensation philosophy and design more closely resembled that of a private company than a public company. As discussed below, in November 2007, we implemented a new cash incentive program and increased base salaries for our executive officers in an effort to align our compensation levels with those of our public company peers. In addition, we reevaluated our equity incentive programs for our executive officers. Although we made substantial changes in our compensation programs in November 2007 to more closely align ourselves with a public company peer group, we expect to continue to evaluate compensation decisions based in part on their impact on our operating budgets and on our available resources.

        Our compensation committee has not adopted specific policies or guidelines for allocating compensation between cash and equity compensation or other forms of non-cash compensation. In connection with the compensation review conducted in October and November 2007, however, the compensation committee did evaluate our base salaries, target cash incentives, and equity compensation values on an aggregate basis for purposes of measuring total direct compensation for each of our executive officers against our peer group. The committee also reviewed each element of compensation against our peer group. As indicated below, the committee noted that our historic cash compensation programs generally fell at or below the 25th percentile of our peer companies while our historic equity compensation programs generally fell between the 50th and 75th percentiles based on values at the time the awards were granted.

        As a result of our history of operating losses, our cash compensation plans prior to November 2007 were designed principally to balance our salary expenses against cash flows and available cash and our need to attract and retain talent. Because budget constraints limited our ability to provide cash compensation, we typically relied on stock options and other equity incentives to attract executive talent, to provide long-term variable incentives and to retain key members of management. Historically, stock options comprised the largest component of our variable executive compensation. With the exception of the commission plan for our vice president of sales and certain limited discretionary bonuses, our executive compensation packages prior to November 2007 did not include a variable cash compensation element.

        Since November 2007, we have not made any material changes in our levels of executive compensation or in our executive compensation programs and policies. Cash compensation determinations made in November 2007 were not effective until January 1, 2008. Our compensation committee expects to review current compensation levels and policies from time to time and will make periodic adjustments. In addition, our compensation committee administers our Employee and Executive Incentive Compensation Plan, a cash incentive plan that provides for payments based on achievement of corporate and individual performance milestones. Since the plan was adopted in November 2007, targets have been established and awards have been paid on a half-yearly basis.

Objectives of Our Compensation Program for Executive Officers

        The fundamental objective of our executive compensation and benefits program is to maximize stockholder value over time. The following principles guide our compensation decisions:

  •
  we seek to maintain compensation programs across our employee population that are fair, objective and consistent;

  •
  we seek to directly and substantially link compensation to corporate and individual performance; and

  •
  we seek to link long-term stockholder and executive interests through the grant of equity awards to our executive officers.

Role of Our Compensation Committee

        Our compensation committee determines compensation for all of our executive officers. The compensation committee operates under a written charter adopted by the board which establishes the duties and authority of the compensation committee. Our compensation committee's charter is available on our website at www.occamnetworks.com by clicking on the Investors Relations tab and then clicking through to Corporate Overview and Governance.

        The fundamental responsibilities of our compensation committee are:

  •
  to provide oversight of our compensation policies, plans and benefit programs, including reviewing and making recommendations to our board regarding compensation plans, as well as general compensation goals and guidelines for our executive officers and the board;

  •
  to review and determine all compensation arrangements for our executive officers (including our chief executive officer) and to allocate total compensation among the various components of executive pay;

  •
  to review and approve all equity compensation awards to our executive officers (including our chief executive officer); and

  •
  to oversee and direct our equity compensation plans, including our 2006 Equity Incentive Plan and our 2006 Employee Stock Purchase Plan.

        In determining each executive officer's compensation, our compensation committee reviews our corporate financial performance and financial condition and assesses the performance of the individual executive officers. Our compensation committee also considers the chief executive officer's recommendations on compensation for other executive officers and consults with the board of directors. The committee is not bound to and does not always accept the chief executive officer's recommendations. As noted below, for purposes of the compensation decisions made in November 2007, the short and long-term incentive value of the award grants, both as a performance incentive and as a retention incentive, were significant elements of the committee's decision-making in light of recent developments in our business.

        We believe that the ability of committee members to judge performance effectively is enhanced by their exposure to our operations as members of our board of directors. The board participates in regular updates on our business priorities, strategies, and results. As a result, the board has frequent interaction with and open access to our executive officers. We believe this gives the compensation committee members considerable opportunity to ask questions and assess the performance of our executive officers. In addition, the committee's practice is to consult with the independent members of our board of directors prior to making material changes in our compensation policies.

Composition of Our Compensation Committee

        Our compensation committee is appointed by our board, and consists entirely of directors who are "outside directors" for purposes of Section 162(m) of the Internal Revenue Code, "non-employee directors" for purposes of Rule 16b-3 under the Exchange Act, and independent directors under the rules of the NASDAQ Global Market. Our compensation committee is comprised of Steven M. Krausz, Robert B. Abbott and Thomas E. Pardun and, since November 2007, has been chaired by Mr. Pardun. Our compensation committee reviews and makes recommendations to our board and is responsible for establishing the executive compensation packages offered to our named executive officers and all of our other executive officers.

Role of Executive Officers in Compensation Decisions

        In determining each executive officer's compensation, the compensation committee reviews our operating results and financial condition and assesses the performance of each executive officer. The compensation committee also receives from our chief executive officer a performance review of each executive officer, including his recommendations on compensation for the other executive officers. In its deliberations on executive compensation, other than with respect to the chief executive officer, our compensation committee takes into consideration the conclusions reached by the chief executive officer and his recommendations based on these performance reviews, including his recommendations with respect to salary adjustments and annual award amounts. The compensation committee exercises its discretion in modifying or accepting any recommended adjustments or awards for each executive officer. The compensation committee also reviews the chief executive officer's performance and confers with the full board. The compensation committee then makes all final compensation decisions for executive officers and approves any equity incentive awards to our executive officers.

Elements of Executive Compensation

        Our executive compensation program currently consists of the following elements:

  •
  near-term compensation paid in cash, consisting of base salary;

  •
  potential cash bonuses under our variable incentive compensation plan;

  •
  long-term compensation awarded in equity, consisting of equity based incentives such as stock options and restricted stock units;

  •
  benefits; and

  •
  change of control protection with respect to unvested equity incentive awards.

        Prior to November 2007, our compensation committee approved payment of modest discretionary bonuses for executive officers based on corporate financial performance. As described below under the caption "Compensation Determinations For Fiscal 2008," in November 2007, our compensation committee approved an incentive cash compensation plan in which our executive officers, other than our vice president of sales, participated during fiscal 2008.

        Currently, all of our cash compensation is paid out within one year. We do not have any deferred compensation cash plans. Our equity based incentives are long-term incentives that are based on the parameters described below under "Equity Based Incentives."

Allocation of Compensation Among Principal Elements

        Our compensation committee determines which elements to use and sets the levels of executive compensation. The committee reviews certain information, such as the peer group comparison and report of an independent consultant as described under the caption "Compensation Determinations for Fiscal 2008," and makes executive compensation decisions on an annual basis. As noted below, fiscal 2007 compensation decisions were delayed until November 2007 because of the audit committee investigation and were applicable for our 2008 fiscal year. To date, the compensation committee has not conducted another comprehensive review of executive compensation.

        From time to time, off-cycle changes are made to an individual executive officer's compensation as the result of an increase in job responsibility or for purposes of retention. In connection with the annual review process, executive officers are responsible for establishing and submitting for review to the chief executive officer (and in the case of the chief executive officer, directly to the compensation committee) their individual goals and financial objectives, where applicable, for the upcoming fiscal year. The chief executive officer then compiles the information submitted and provides it, along with information related to his own individual goals and objectives, to the compensation committee for review. The chief executive officer, as the person to whom our other executive officers report, is responsible for evaluating individual officers' contributions to corporate goals and objectives as well as their performance relative to individual objectives.

        In October 2007, our compensation committee engaged Compensia, an independent compensation consulting firm, to evaluate our compensation practices relative to a peer group of companies and to make recommendations as to the aggregate total direct compensation for each of our executive officers, including allocations with respect to base cash compensation, variable incentive cash compensation, and equity compensation (valued based on the intrinsic value of the equity award). Compensia presented its findings in November 2007, and the committee reviewed each element of compensation against our peer group. Based on the data gathered by our compensation consultant, our compensation committee determined, as described in greater detail below, that our compensation practices were generally at the lower end of our peer group. In November 2007, among other adjustments, the compensation committee (i) established base salaries for our executive officers between the 25th and 50th percentiles of our peer companies (other than for the chief executive officer); (ii) adopted the Employee and Executive Incentive Compensation Plan and established target fiscal 2008 payout levels; and (iii) established target annual equity grant value levels between the 50th and 75th percentile of our peer companies (which are listed below). The compensation committee decided to maintain the chief executive officer's base salary in the bottom quartile of our peer companies with an expectation of continued incremental increases toward market levels of base compensation, subject to our available resources and our chief executive officer's performance.

        We believe our combination of near-term and long-term compensation as implemented for fiscal 2008 and prior periods struck an appropriate balance between steady pay and highly leveraged performance-based rewards that promoted our stockholders' interests. The compensation committee's choice of the allocation of total compensation for our executive officers across the different elements of compensation reflected consideration of our stockholders' interests in paying what was required, but not significantly more than necessary, to achieve our corporate objectives. We believe that, given the industry in which we operate and the geographic region in which we are located, cash and equity compensation at current percentage levels or higher will be necessary to retain our existing executive officers and to hire new executive officers, when and as required.

  Compensation Determinations for Fiscal 2008

        In October 2007, our compensation committee initiated a comprehensive review of our executive compensation policies as well as our compensation policies for non-employee members of our board of directors. The committee had delayed this review substantially from the originally anticipated date, which was intended to coincide with the fiscal 2006 annual review process to allow for the completion of an audit committee investigation of our revenue recognition practices. Accordingly, the compensation decisions made in late 2007 remained effective for fiscal 2008, and the levels and structure of executive compensation have not been materially modified or adjusted since November 2007 (other than establishment of goals and approval of awards under our Employee and Executive Incentive Compensation Plan).

        As indicated above, in October 2007, our compensation committee engaged Compensia, an independent compensation consulting firm with substantial experience in the technology sector, to evaluate our levels and types of compensation for executive officers and to recommend appropriate changes. Among other activities, we engaged Compensia to assist us in identifying a group of peer companies for purposes of benchmarking our levels of compensation; to gather and analyze compensation data from those peer companies as well as from other available compensation surveys; to review and advise us on the creation and implementation of a performance based cash incentive plan, including advising on the performance measures utilized in establishing bonus formulas and the design and determination of target bonus levels; and to assist us in structuring awards as part of the equity incentive element of our compensation program, including assisting us in establishing appropriate amounts for equity incentive awards. Compensia commenced its analysis by conducting a survey of compensation data and practices at 22 public companies confirmed by our compensation committee as being comparable to us with respect to revenues, market capitalization, and/or industry or technological focus. For purposes of the compensation decisions ultimately approved on November 29, 2007, following a presentation of Compensia's formal report, benchmark companies considered by our compensation committee and Compensia were as follows:

• Acme Packet, Inc.	• Limelight Networks, Inc.
• Aruba Networks, Inc.	• Network Equipment Technologies, Inc.
• Avici Systems Inc.	• NMS Communications Corporation
• Aware, Inc.	• Optelecom—NKF, Inc.
• Axesstel, Inc.	• PECO II, Inc.
• BigBand Networks, Inc.	• Performance Technologies, Incorporated
• Blonder Tongue Laboratories, Inc.	• Porta Systems Corp.
• Bookham, Inc.	• Riverbed Technology, Inc.
• Carrier Access Corporation	• Starent Networks, Corp.
• Infinera Corporation	• Veraz Networks, Inc.
• Internap Network Services Corporation	• Zhone Technologies, Inc.

        Compensia gathered and evaluated our compensation levels relative to compensation data from the public filings of the peer companies listed above. In addition, Compensia compared our compensation practices to compensation data from the Radford High Technology Industry Report by Aon Consulting and a proprietary database maintained by Compensia. The Radford and Compensia surveys each provide summary compensation data for companies with annual revenues between $50 million and $200 million.

        Compensia's review concluded, and our compensation committee concurred, that our historic compensation practices placed us below our peer group median in all categories other than long term equity compensation. In particular, Compensia and our compensation committee concluded that:

  •
  Our base salary levels placed us slightly below the 25th percentile of our peer companies;

  •
  Our cash incentive compensation programs were substantially below the 25th percentile of our peer companies; and

  •
  Our historic long term equity incentive awards placed us roughly mid-way between the 50th and 75th percentiles of our peer companies based on their value at the time of grant, but substantially all prior awards to our executive officers and many of our employees had negligible economic or retention value, if any, as of November 2007.

        In addition to reviewing our compensation practices relative to our peer companies, our compensation committee gave substantial consideration to the incentive value, both as a performance incentive and a retention incentive, of current cash and equity incentive programs for our executive officers. Prior to 2008, our cash incentive programs consisted exclusively of modest discretionary bonuses approved from time to time based on financial performance or other metrics the board of directors determined relevant. For our executive officers, these bonuses generally totaled approximately one percent (1%) of base salary. With respect to equity incentives, the compensation committee noted that based on trading prices of our common stock in the October and November 2007 timeframe, substantially all the grants held by our executive officers had no intrinsic value as of November 29, 2007. As a result, our compensation committee determined that both our short and long term incentive programs previously in effect offered insufficient performance or retention value for our executive officers.

        During October and November 2007, our compensation committee, together with our independent compensation consultant, considered and discussed various strategies to address the two issues identified as most important to improving the performance and retention value of our compensation structure, namely that (i) our short-term cash incentive program provided for only modest compensation that was not competitive and (ii) based on our then-current trading price, outstanding awards under our long-term equity incentive program had limited economic value.

        In the course of making its November 2007 determinations, the compensation committee consulted with Robert L. Howard-Anderson, our chief executive officer, to obtain his input and suggestions concerning proposed compensation adjustments for executive officers reporting to Mr. Howard-Anderson. The committee also discussed with Mr. Howard-Anderson proposals relating to Mr. Howard-Anderson's compensation, but Mr. Howard Anderson did not participate in any deliberations concerning his compensation.

        On November 20, 2007, the board of directors met, without the participation of Mr. Howard-Anderson, and the compensation committee reviewed for the board's benefit proposed adjustments to our executive compensation programs. The compensation committee obtained input from independent directors not serving on the compensation committee about the compensation proposals.

        On November 29, 2007, the compensation committee completed its review of our compensation programs and formally adopted the summary changes indicated below:

Compensation Element	Adjustments Approved November 29, 2007
Base Salary	Established base salaries for executive officers between the 25th and 50th percentiles of peer companies (other than the chief executive officer, whose base salary remains in the bottom quartile of peer companies), with a goal of increasing base salaries for all executive officers (including the chief executive officer) to the 50th percentile over the next three years, subject to individual performance and corporate budgets.
Cash Incentive Compensation	Adopted the Employee and Executive Incentive Compensation Plan, established target fiscal 2008 payout levels; 2008 performance targets were set in February 2008.
Equity Incentives
Established target annual equity grant value levels between the 50th and 75th percentiles of peer companies. Established mix of equity incentives for 2007 grants based on the value of the awards at 50% non-qualified stock options and 50% restricted stock units, or RSUs, with an expected weighting more heavily toward stock options in future years.

        In addition, the compensation committee discussed and approved our entering agreements with each of our executive officers providing for benefits payable in the event the executive is involuntarily terminated without cause or resigns for good reason within six months of a change of control. From time to time, our board of directors may consider the possibility of an acquisition of us by other companies or other change of control transactions. We recognize that such consideration can be a distraction to our executive officers and could cause them to consider alternative employment opportunities. Our compensation committee believes that providing severance and change of control benefits to our executive officers is imperative to ensure their continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security. Under the change of control arrangements approved by our compensation committee, each of our executive officers will be entitled to receive, if his employment is terminated in the circumstances described, the following benefits: (i) cash severance equal to six months of base salary, (ii) reimbursement of COBRA premiums for six months, and (iii) accelerated vesting of 50% of any then unvested equity incentive awards.

        Notwithstanding our current intentions concerning future adjustments to base salaries, we are not obligated to provide any additional adjustments to executive officers. Similarly, other than current periods established under the Employee and Executive Incentive Compensation Plan, we are not obligated to implement any future bonus targets under that plan.

  Changes in Base Salary for Fiscal 2008

        In November 2007, our compensation committee approved changes in base salary, which were effective January 1, 2008, for our named executive officers as described below. No further changes have been made in base salaries since November 2007 although our compensation committee expects to reconsider base salaries during fiscal 2009.

Name and Title	Prior Base Salary	Current Base Salary
Robert L. Howard Anderson, Chief Executive Officer	$215,000	$260,000
Christopher B. Farrell, Chief Financial Officer	$175,000	$210,000
Nathan Harrell, Vice President of Sales	$175,000	$190,000
Gregory R. Dion, Vice President of Operations and Information Technology	$187,200	$210,000
David C. Mason, Vice President of Engineering	$185,500	$210,000

        In reaching its decision to adjust base salaries, our compensation committee noted that base salaries for our named executive officers were generally at or below the 25th percentile when compared to our peer group. The recently approved base salary adjustments bring our named executive officers to base salaries between the 25th and 50th percentiles of our peer group comparison, except with respect to Mr. Howard-Anderson, whose base salary remains in the bottom quartile of chief executive officers at our established peer companies. Our objective over the next three years is to bring base salary levels for all our executive officers to approximately the 50th percentile of our peer group. We are not obligated contractually to provide any further increases in base salary to any of our executive officers, however; we expect that future increases in base salary, if any, will depend on then-current market conditions, our operating results and budgets, available cash resources, and individual executive officer performance.

        In connection with her offer letter dated May 3, 2008, we agreed to hire Jeanne Seeley as our senior vice president and chief financial officer at a starting base salary of $250,000 per year. Based on the Compensia analysis prepared for our compensation committee in November 2007, Ms. Seeley's base salary places her between the 50th and 75th percentiles as compared to our peer group. The compensation committee approved the terms of Ms. Seeley's offer letter and determined that Ms. Seeley's base salary was appropriate based on her extensive experience as a senior finance executive at established public companies in Silicon Valley and our substantial and immediate requirements for a senior finance executive as we continued to address internal control deficiencies identified as part of our 2007 audit committee investigation.

  Cash Incentive Compensation

        Until November 2007, we had not adopted any formal cash bonus plans. On November 29, 2007, our compensation committee adopted the Employee and Executive Incentive Compensation Plan, which provides for semi-annual cash incentive payments based upon achievement of performance targets established by the compensation committee in its sole discretion. For the fiscal 2008 performance period, the compensation committee designated each of our executive officers, other than our vice president of sales, who participates in our sales commission plan, as participants in the incentive compensation plan. Consequently, participating executive officers had the potential to receive semi-annual cash incentive payments based upon achievement of the applicable performance goals.

        The committee established the 2008 performance targets under the plan in February 2008 based on corporate objectives relating to revenues and operating income/loss and individual objectives relating to specific performance goals. With respect to the chief executive officer, for fiscal 2008, his performance targets are weighted 75% toward the corporate objectives and 25% toward individual objectives. With respect to all other officers, corporate and individual objectives were weighted equally, with the same corporate objectives applying to all officers, including the chief executive officer.

        It was the intention of the compensation committee that the potential payouts pursuant to the corporate target performance levels set in February 2008 would reward superior financial performance. The committee intended that the targets would, among other things, provide rewards for improving our revenue growth. The compensation committee established targets that it believed were attainable but that required substantial management attention and growth in revenues during fiscal 2008. In particular, the compensation committee believed that achieving revenue growth in 2008 would be particularly challenging as we experienced a slowing in our revenue growth rates coming into 2008. In addition, since late 2007, the North American and worldwide economic climate had weakened substantially and continued to weaken throughout 2008.

        As an incentive to superior performance, payouts under the incentive compensation plan were based on the extent to which performance targets were achieved. Awards were paid in accordance with the following table if the corporate and individual performance targets were satisfied during the applicable period, with a linear payout for performance between the minimum and target or between the target and maximum:

Level	Minimum	Target	Maximum
Performance as % of Plan	90%	100%	125%
Payout as a % of Target	50%	100%	150%

        Target payments under the plan were based on a percentage of the individual executive officer's base salary. Other than with respect to our chief executive officer and chief financial officer (and our vice president of sales, who does not participate in the incentive plan), target payouts equaled 40% of the individual officer's 2008 base salary. For our chief executive officer, the target payout was equal to 100% of his base salary, and for Christopher B. Farrell, our chief financial officer through May 2008, the target payout was set at 50% of his 2008 base salary. Payments under the plan were made on a semi-annual basis after the end of the second quarter and the end of the fiscal year. However, with respect to Mr. Farrell, we paid $50,000 at the end of the first quarter based on the successful achievement of internal control remediation items that were identified during the course of our audit committee's review of our revenue recognition practices. We accelerated payment of Mr. Farrell's bonus for the second quarter of fiscal 2008 and made an additional $50,000 payment on May 31, 2008, his termination date. For Ms. Seeley, who because of her start date was eligible only for a second half 2008 bonus, her bonus target was set at 35% of her base salary (or 70% on an annualized basis).

        The following table sets forth payments under our Employee and Executive Incentive Compensation Plan for the first and second half of 2008.

	2008 Incentive Compensation Plan Payments
	First Half(1)		Second Half(2)
	Target	Paid	Target	Paid
Robert L. Howard-Anderson, Chief Executive Officer	$130,000	$69,875	$130,000	$132,979
Jeanne Seeley, Chief Financial Officer	—	—	$87,500	$99,531
Christopher B. Farrell, Former Chief Financial Officer	$100,000	$100,000	—	—
Nathan Harrell, Vice President of Sales	—	—	—	—
Gregory R. Dion, Vice President of Operations & Information Technology	$42,000	$22,575	$42,000	$37,275
David C. Mason, Vice President of Engineering	$42,000	$22,050	$42,000	$41,475

(1)
Approved by the compensation committee and paid in August 2008 based on achievement levels with respect to first-half 2008 performance targets.

(2)
Approved by the compensation committee and paid in February 2009 based on achievement levels with respect to second-half 2008 performance targets.

        Performance objectives, and the relative weightings of those objectives in determining payments under the incentive compensation plan, varied by executive officer as well as between the first half and second half of 2008. Our compensation committee established performance objectives for the first half of 2008 in February 2008 and for the second half of 2008 in August 2008.

        For the first half of fiscal 2008, Mr. Farrell's payments under the plan were based solely on the achievement of certain internal control remediation objectives, with a payment of $50,000 during the first quarter of 2008 and a second payment of $50,000 during the second quarter of 2008. As indicated above, we paid an aggregate of $100,000 to Mr. Farrell under our Employee and Executive Incentive Compensation plan.

        Each of the remaining executive officers shared objectives relating to first half and second half 2008 revenues and operating income/loss (excluding, for purposes of the objective, the impact of equity compensation expense). For Mr. Howard-Anderson, revenues and operating results were equally weighted at 37.5% and thus comprised 75% of his total objectives. For the remaining executive officers, these factors were each weighted at 25%, comprising 50% of their total objectives. As the table above indicates, payouts under the plan were substantially higher in the second half of 2008 than the first half, due in large part to our exceeding revenue and operating result targets in the second half. Because we exceeded our second half revenue target, payouts were made with respect to the revenue objective at the 105% level, and because we exceeded our second half operating income/loss target, payouts were made at the 150% level. In contrast, we only achieved our revenue target in the first half at the 95% level and missed our operating income/loss target by approximately 9%.

        Mr. Howard-Anderson's remaining objectives, totaling 25% in the aggregate for each half of 2008, consisted of qualitative and quantitative goals focused on new customer development, product initiatives relating to our GPON product line, and product quality. In the second half of 2008, approximately 10% of Mr. Howard-Anderson's objectives focused on strategic development initiatives. For Ms. Seeley, remaining objectives focused principally on continued improvement in our financial and operating controls, developing our finance organization, and implementing effective processes for management reporting, investor relations, and business planning and forecasting. With respect to the remaining named executive officers, non-financial objectives focused on quantitative and qualitative matters specific to their organizational area. For example, our vice president of engineering's objectives related to quality objectives and resolution of identified engineering issues as well as developing a long-term engineering roadmap. Our vice president of operations and information technology was assigned goals relating to product quality and cost management.

        We expect that the structure of our 2009 cash incentive plan will be comparable to the structure implemented for 2008 and that the types of 2009 performance goals will be comparable to those for 2008. As of the date of the filing of this proxy statement, our compensation committee was evaluating proposed performance goals and had not yet formally approved targets or objectives for any executive officer.

        Our compensation committee maintains discretion to provide for cash incentive awards under the incentive compensation plan in excess of the target base salary percentages if we exceed the established financial performance targets. In addition, the committee has discretion to reduce or eliminate the cash incentive awards regardless of performance. We do not currently have any policy regarding the adjustment or recovery of awards or payments if the relevant performance measures are restated or otherwise adjusted in a manner that would reduce the size of an award or payment. Awards will be reduced if we do not achieve the targets under the plan. The compensation committee may, however, approve payments of bonuses outside the plan regardless of whether performance targets have been achieved.

  Cash Incentive Program for Vice President of Worldwide Sales

        On February 27, 2008, our compensation committee approved a separate quarterly cash incentive program and established first and second quarter 2008 performance targets for Nathan Harrell, our vice president of worldwide sales. The committee established third and fourth quarter targets in August 2008. These targets are based on certain sales related financial metrics. Previously, Mr. Harrell participated in a variable commission plan with a target pay-out equal to 100% of his base salary, subject to linear acceleration or deceleration based on sales performance. As revised in February 2008, the variable incentive compensation program for Mr. Harrell was weighted 85% toward the commission program previously in place and 15% toward achievement of certain sales related financial metrics relating to customer development and operating performance. With respect to the 15% component of Mr. Harrell's variable compensation, payouts, if any, with respect to customer development was subject to minimum performance requirements established by our chief executive officer and limitations in the event of performance in excess of targets. Of the 15% component, ten percent (10%) could be earned based on customer acquisition objectives, and five percent (5%) could be earned based on sales-related expense metrics. In the aggregate, Mr. Harrell's variable incentive compensation, assuming performance at target, equaled 100% of his base salary. For performance under the 2008 cash incentive program, we paid Mr. Harrell $148,748 under the commission plan, and $31,749 for achievement of separate performance objectives.

  Equity Incentive Compensation

        On November 29, 2007, our compensation committee approved the grant of stock options and restricted stock units, or RSUs, to our executive officers under our 2006 Equity Incentive Plan as described in the table below. All stock options indicated in the table have an exercise price of $3.44, equal to the closing sales price of our common stock in trading on the NASDAQ Global Market on November 29, 2007.

        Except as described below with respect to Ms. Seeley, no equity incentive grants were made in the fiscal year 2008 to our named executive officers.

Name and Title	Shares Subject to Stock Options	Restricted Stock Units
Robert L. Howard-Anderson, Chief Executive Officer	75,000	43,000
Christopher B. Farrell, Chief Financial Officer(1)	48,000	22,000
Gregory R. Dion, Vice President of Operations & Information Technology	39,000	17,000
David C. Mason, Vice President of Engineering	39,000	17,000
Nathan Harrell, Vice President of Sales	32,000	14,000

(1)
Mr. Farrell resigned as our chief financial officer effective as of May 31, 2008. At the effective time of Mr. Farrell's termination, he had 3,666 vested restricted stock units. At the effective time of Mr. Farrell's termination, none of the options referenced in the table above were exercisable.

        In determining equity incentive awards for our named executive officers, the compensation committee reviewed Compensia's analysis of equity compensation practices within our peer group, the current equity position of each of our executive officers, and the current value of outstanding equity awards held by our officers. As noted, substantially all stock options held by our executive officers were "out-of-the-money" and without current value as of November 29, 2007.

        In addition, the compensation committee determined that equity grant values to our executive officers should approximate the 50th to 75th percentile of our peer group. Based on the committee's evaluation formula, Mr. Howard Anderson would have been entitled to receive on November 29, 2007 an option to acquire 96,000 shares of our common stock, but as currently in effect, our 2006 Equity Incentive Plan imposes a 75,000 share limit on the number of shares subject to options granted to any individual during any fiscal year. As described in proposal two, we are requesting shareholder approval of an increase in that limit as part of the amendment and restatement of our 2006 Equity Incentive Plan. The committee had intended to grant Mr. Howard-Anderson an option to acquire an additional 21,000 shares of our common stock sometime in 2008. The committee has not yet approved this additional grant, however, and expects that it will adjust upward the size of any future grant to reflect these shares.

        The compensation committee determined to allocate equity incentive grants for 2007 equally between stock options and RSUs, with 50% of the equity value being allocated to stock options and 50% of the value being allocated to RSUs. RSUs were valued at the face value of the shares underlying the RSU, and stock options were valued based on the Black Scholes option pricing model. Because of the size of the 2007 equity grants, the committee elected to provide a greater weighting toward RSUs to reduce the dilutive effect of the grants. The committee currently expects that future equity incentive grants will be weighted more heavily toward stock option grants but has not made any determination as to future allocations at this time.

        The stock options granted to our executive officers in November 2007 were all non-qualified stock options and will be required to be exercised, if at all, on a net issuance basis to minimize dilution resulting from the options. Each option will vest over four years, with 25% of the shares subject to the option becoming exercisable on November 29, 2008, and the balance of the shares subject to the option becoming exercisable on a ratable monthly basis over the succeeding three years, assuming the individual continues with us as a service provider for the requisite vesting period. Assuming such continued service, each option would become fully vested and exercisable on November 29, 2011. The RSU grants will vest, assuming continued service, as follows: 1/6th will vest on the six month anniversary of the date of grant, 1/6th will vest on the first anniversary of the date of grant, 1/3rd will vest on the second anniversary of the date of grant, and 1/3rd will vest on the third anniversary of the date of grant.

        Pursuant to her offer letter, on May 28, 2008, our compensation committee approved of the grant of an option to Ms. Seeley to acquire 75,000 shares of our common stock at an exercise price of $4.08. The stock option is a non-qualified stock option with vesting and other terms (other than the applicable vesting commencement dates) comparable to the other executive officer option grants described above. In addition, the committee approved the grant of 35,000 RSUs to Ms. Seeley with vesting and other terms (other than the applicable vesting commencement dates) comparable to the officer RSU grants described above.

  Benefits

        We provide the following benefits to our executive officers generally on the same basis as the benefits provided to all of our employees:

  •
  health, vision and dental insurance;

  •
  life insurance;

  •
  short and long-term disability; and

  •
  401(k).

        We believe these benefits are generally consistent with those offered by other companies and specifically with those companies with which we compete for employees.

  Change in Control Arrangements

        As noted under the caption "Employment Contracts and Change in Control Arrangements" on page 53 and under the caption "Compensation Determinations for Fiscal 2008" above, in November 2007, our compensation committee approved our entering into change of control severance agreements with each of our executive officers. These change of control agreements provide for the following benefits if the executive officer is terminated without cause or the executive officer resigns for good reason within six months of a change of control: (i) a cash severance payment equal to six months of the executive's base salary; (ii) reimbursement of COBRA premiums for six months; and (iii) accelerated vesting of 50% of the then-unvested portion of any equity incentives granted under our equity incentive programs.

        Prior to November 2007, we had agreed to provide Mr. Howard Anderson, our chief executive officer, change of control protection in the form of accelerated vesting if we are acquired in certain transactions. Because Mr. Howard Anderson's protection applied only to his initial stock option grant, which became fully vested in 2006, none of Mr. Howard Anderson's unvested equity incentives were currently subject to the prior agreement.

        We recognize that the consideration of an acquisition of us by another corporation or other change of control can be a distraction to executive officers and can cause executive officers to consider alternative employment opportunities. The change of control provisions in our agreements with our executive officers are designed to address these concerns and the potentially negative consequences of mergers and acquisitions to such officers. Frequent mergers and acquisitions, as illustrated by the merger of Alcatel with Lucent Technologies, Inc. and the acquisition of Advanced Fibre Communications, Inc. by Tellabs Inc., characterize the telecommunications equipment industry. In certain scenarios, a merger or acquisition may be in the best interests of our stockholders but may adversely affect the continued employment of our executive officers. Accordingly, our agreements with our executive officers provide for cash severance, reimbursement of COBRA payments, and the accelerated vesting of 50% of any unvested equity incentives if the executive is terminated as a result of a change of control transaction. The purpose of the change of control severance agreements is to ensure our executive officers' continued dedication and objectivity, notwithstanding the possibility of a change of control, to provide them with an incentive to continue employment and motivate them to maximize stockholder value in the event of a change of control, and to provide them with enhanced financial security.

        The receipt of severance benefits pursuant to the change of control severance agreements are subject to the executive officer (i) signing and not revoking a separation agreement and release of claims in a form acceptable to the Company, (ii) not soliciting any employee of the Company for employment other than at the Company, (iii) not disparaging the Company and (iv) continuing compliance with a confidentiality agreement (as defined in the change of control severance agreement entered into with such executive officer).

Fiscal 2008 Potential Payments Upon Termination or Change In Control Table

        If the named executive officers' employment had been terminated on December 31, 2008 for any reason other than a change of control (as defined in the change of control severance agreements entered into with each named executive officer) or terminated pursuant to a change of control on

December 31, 2008, each executive would have received the payments described in the following table. Mr. Farrell is not included in the table as he was not an executive officer at December 31, 2008.

		Involuntary Termination
Name	Benefit	Before Change in Control	After Change in Control ($)	Voluntary Termination	Death	Disability
Robert L. Howard-Anderson	Continuation of salary	—	130,000	—	—	—
	Continuation of medical benefits(1)	—	8,905	—	—	—
	Acceleration of stock options(2)(4)	—	—	—	—	—
	Acceleration of restricted stock units(3)(5)	—	34,402	—	—	—
Jeanne Seeley	Continuation of salary		125,000
	Continuation of medical benefits(1)	—	3,149	—	—	—
	Acceleration of stock options(2)(4)	—	—	—	—	—
	Acceleration of restricted stock units(3)(5)	—	35,000	—	—	—
David C. Mason	Continuation of salary	—	105,000	—	—	—
	Continuation of medical benefits(1)	—	3,149	—	—	—
	Acceleration of stock options(2)(4)	—	—	—	—	—
	Acceleration of restricted stock units(3)(5)	—	13,601	—	—	—
Greg R. Dion	Continuation of salary	—	105,000	—	—	—
	Continuation of medical benefits(1)	—	9,907	—	—	—
	Acceleration of stock options(2)(4)	—	—	—	—	—
	Acceleration of restricted stock units(3)(5)	—	13,601	—	—	—
Nathan Harrell	Continuation of salary	—	95,000	—	—	—
	Continuation of medical benefits(1)	—	9,383
	Acceleration of stock options(2)(4)	—	—	—	—	—
	Acceleration of restricted stock units(3)(5)	—	11,201	—	—	—

(1)
Continued group health benefits subject to executive (i) constituting a qualified beneficiary, as defined in Section 4980B(g)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) electing continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA"), within the time period prescribed pursuant to COBRA.

(2)
The acceleration of options assumed in this chart does not show any value because the exercise price of all unvested options as of December 31, 2008 exceeded the closing price of our common stock in Nasdaq trading on December 31, 2008.

(3)
The number of restricted stock units in this chart represents 50% of the executive officer's outstanding and unvested restricted stock units as of December 31, 2008.

(4)
The dollar value of the equity acceleration in this chart is based on the closing price of our common stock on December 31, 2008 of $2.40, less the exercise price of the options, multiplied by the number of unvested options.

(5)
The value of the restricted stock units is based on the closing price of our common stock on December 31, 2008 of $2.40.

Accounting and Tax Considerations

        Section 162(m) of the Internal Revenue Code, as amended, or the Code, generally denies a deduction to any publicly held corporation for compensation paid in a taxable year to its chief executive officer and four other most highly compensated officers to the extent that the officer's compensation (other than qualified performance based compensation) exceeds $1 million. In designing our compensation programs, we did not take into consideration the accounting and tax effect that each element will or may have on our executive officers and other employees as a group. However, when setting corporate compensation, we considered the accounting expense implications of each of our compensation programs, and we manage our compensation expense based on corporate financial objectives. We have given primary consideration to cash-based compensation elements and have given considerably less attention to non-cash, stock based accounting charges. This approach is consistent with how we manage our business; we do not include stock based accounting charges in our internal operating plans.

        Section 409A of the Code imposes additional significant taxes in the event that an executive officer, director, or other service provider receives "deferred compensation" that does not satisfy the requirements of Section 409A. Although we do not maintain traditional nonqualified deferred compensation plans, Section 409A does apply to certain change of control severance arrangements. Consequently, we have amended the change of control severance arrangements for documentary compliance to this section of the Code.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        The information contained in this report will not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor will such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference in such filing.

        The compensation committee has reviewed and discussed the Compensation Discussion and Analysis set forth above with our management. Based upon the review and discussions noted above, the compensation committee has recommended to the board that the Compensation Discussion and Analysis be included in this proxy statement.

        This report is submitted by the compensation committee.

Thomas E. Pardun, Chairman
Robert B. Abbott
Steven M. Krausz

 SUMMARY COMPENSATION TABLE

        The following table presents information concerning the total compensation of our chief executive officer, chief financial officer and our three other most highly compensated officers, or our named executive officers, for services rendered to us in all capacities for the fiscal years ended December 31, 2008, 2007 and 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	Total ($)
Robert L. Howard-Anderson	2008	$260,000		$—		$49,442	$108,547	$202,854	$620,843
President, Chief Executive	2007	215,000		—		4,458	102,387	—	321,845
Officer and Director	2006	211,250		2,794	(3)	—	53,851	—	267,895
Jeanne Seeley	2008	160,096		—		28,430	17,449	99,531	305,506
Senior Vice President and	2007	—		—		—	—	—	—
Chief Financial Officer	2006	—		—		—	—	—	—
Christopher B. Farrell	2008	103,525	(4)	—		10,505	67,681	100,000	281,711
Former Chief Financial Officer	2007	178,500		—		2,281	178,946	—	359,727
	2006	176,375		2,375	(3)	—	41,005	—	219,755
Nathan Harrell	2008	347,953	(5)	31,749	(6)	16,097	89,224	—	485,023
Vice President of Sales	2007	327,345	(7)	7,000	(8)	1,451	76,528	—	412,324
	2006	93,990	(9)	—		—	19,063	—	113,053
Gregory R. Dion	2008	210,000		—		19,547	109,669	59,850	399,066
Vice President of Operations and	2007	187,700		—		1,762	85,947	—	275,409
Information Technology	2006	184,371		2,515	(3)	—	63,370	—	250,256
David C. Mason	2008	210,000		—		19,547	102,059	63,525	395,131
Vice President of Engineering	2007	185,500		—		1,762	92,174	—	279,436
	2006	182,875		2,445	(3)	—	37,511	—	222,831

(1)
Amounts shown do not reflect compensation actually received by the named executive officer. Instead, the amounts represent the compensation cost recognized by the Company in 2008 related to option awards and restricted stock awards, respectively, pursuant to Statement of Financial Accounting Standards No. 123R. These compensation costs reflect option awards granted in and prior to fiscal 2008. For discussion of valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008.

(2)
For fiscal 2008, amounts reflect bonuses earned in 2008 under our Executive Incentive Compensation Plan. The methodology applied in determining these bonus amounts is discussed in this proxy statement under the caption "Compensation Discussion and Analysis—Cash Incentive Compensation."

(3)
Until November 2007, we had not adopted any formal cash bonus plans. In 2006, at the compensation committee's discretion, we approved performance bonuses based on the achievement of financial milestones and individual performance objectives. We awarded our executives discretionary cash bonuses equal to approximately 1% of salary.

(4)
Mr. Farrell resigned as our chief financial officer, effective as of May 2008.

(5)
This amount includes the payment of $157,953 in commission under our variable commission plan. Further information can be found under the caption "Compensation Discussion and Analysis—Cash Incentive Program for Vice President of Worldwide Sales" for additional discussion regarding Mr. Harrell's commission compensation.

(6)
This represents the bonus paid based on the achievement of certain sales-related financial metrics.

(7)
For fiscal 2007, the amount paid to Mr. Harrell included $152,345 in commission based on the variable commission plan.

(8)
This represents the bonus paid upon the achievement of certain performance objectives.

(9)
For fiscal 2006, the amount paid to Mr. Harrell included $21,875 in variable commission.

GRANTS OF PLAN-BASED AWARDS

        The following table presents information concerning grants of plan-based awards to each of the named executive officers during the fiscal year ended December 31, 2008.

Name	Grant Date	All other Stock Awards: No. of shares of Stock (#)	All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair value of Stock and Option Awards ($)(2)
Robert L. Howard-Anderson		—	—	$—	$—
President, Chief Executive Officer and Director
Jeanne Seeley	5/28/08	35,000	75,000	4.08	304,785
Senior Vice President and Chief Financial Officer
Christopher B. Farrell		—	—	—	—
Former Chief Financial Officer
Nathan Harrell		—	—	—	—
Vice President of Sales
Gregory R. Dion		—	—	—	—
Vice President of Operations and Information Technology
David C. Mason		—	—	—	—
Vice President of Engineering

(1)
The exercise price for the stock option was the closing price our common stock on the grant date, as reported on the Nasdaq Stock Market.

(2)
The grant date fair value of options is based on the fair value calculated pursuant to Statement of Financial Accounting Standards No. 123R. For discussion of valuation assumptions, see Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008. The grant date fair value of restricted stock unit awards is calculated based on the market value on the date of grant.

 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

        The following table presents certain information concerning equity awards held by our named executive officers at the end of the fiscal year ended December 31, 2008.

	Option Awards				Restricted Stock Units
Name	No. of Securities Underlying Unexercised Options(#) Exercisable	No. of Securities Underlying Unexercised Options(#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	No. of Shares that have not Vested (#)(2)	Market Value Shares that have not Vested ($)(3)
Robert L. Howard-Anderson	78,750	—	$4.20	7/10/2013	—	—
President, Chief Executive	1,875	—	5.00	11/18/2013	—	—
Officer and Director	25,000	15,000	17.00	6/9/2016	—	—
	20,313	54,687	3.44	11/29/2017	—	—
	81,480	—	3.60	2/14/2012	—	—
	—	—	—	—	28,668	68,803
Jeanne Seeley	—	75,000	4.08	5/28/2018	—	—
Senior Vice President and	—	—	—	—	29,167	70,001
Chief Financial Officer
Christopher B. Farrell	—	—	—	—	—	—
Former Chief Financial	—	—	—	—	—	—
Officer
Nathan Harrell	11,820	11,820	16.92	9/26/2016	—	—
Vice President of Sales	16,305	10,055	16.92	9/26/2016	—	—
	8,667	23,333	3.44	11/29/2017	—	—
	—	—	—	—	9,334	22,402
Gregory R. Dion	71,875	3,125	3.60	3/3/2015	—	—
Vice President of Operations	12,000	6,000	20.75	4/27/2016	—	—
and Information Technology	10,563	28,437	3.44	11/29/2017	—	—
	—	—	—	—	11,334	27,202
David C. Mason	62,500	—	4.60	7/15/2014	—	—
Vice President of	30,813	—	4.20	1/18/2015	—	—
Engineering	10,000	5,000	20.75	4/27/2016	—	—
	10,563	28,437	3.44	11/29/2017	—	—
	—	—	—	—	11,334	27,202

(1)
Stock options to purchase our common stock were granted pursuant to the 2000 and 2006 Stock Plans. These stock options vest at a rate of 25% of the total number of shares subject to the option on the first anniversary of the date of grant with 1/48th of the total number of shares subject to the option vesting monthly thereafter.

(2)
The restricted stock units vest as follows: 1/6th vest on the six month anniversary of the date of grant, 1/6th vest on the first anniversary of the date of grant, 1/3rd will vest on the second anniversary of the date of grant, and 1/3rd will vest on the third anniversary of the date of grant.

(3)
The market value of the restricted stock units was determined by the closing price of our stock on December 31, 2008, as reported on the Nasdaq Stock Market.

OPTION EXERCISES AND STOCK VESTED AT FISCAL YEAR-END

        The following table presents certain information concerning the exercise of options by each of the named executive officers during the fiscal year ended December 31, 2008:

	Option Exercises and Stock Vested
	Option Awards			Restricted Stock Unit
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Price ($)	Number of Shares Acquired on Vesting ($)(1)	Value Realized on Vesting ($)(2)
Robert L. Howard-Anderson	—	$—	$—	14,332	$46,507
President, Chief Executive Officer and Director
Jeanne Seeley	—	—	—	5,833	13,299
Senior Vice President and Chief Financial Officer
Christopher B. Farrell(3)	—	—	—	3,666	17,586
Former Chief Financial Officer
Nathan Harrell	—	—	—	4,666	15,141
Vice President of Sales
Gregory R. Dion	—	—	—	5,666	18,386
Vice President of Operations and Information Technology
David C. Mason	—	—	—	5,666	18,386
Vice President of Engineering

(1)
Of the amounts shown in this column, we withheld the following number of shares to cover tax withholding obligations: 2,562 shares for Mr. Howard-Anderson; 1,311 shares for Mr. Farrell; 1,468 shares for Mr. Harrell; 2,202 shares for Mr. Dion; and 2,202 shares for Mr. Mason.

(2)
The value realized represents the fair market value of the underlying securities on the date of vesting of the restricted stock units.

(3)
Mr. Farrell resigned as our chief financial officer, effective as of May 2008.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        All of our employees, including our executive officers, are employed at will and do not have employment agreements with the exception of Robert L. Howard-Anderson, our president and chief executive officer who is a party to an employment agreement with Occam CA, a predecessor company of ours, which became effective as of February 14, 2002 when he joined Occam CA as senior vice president of product operations. In connection with his employment agreement, Mr. Howard-Anderson was granted an option to purchase 81,480 shares of our common stock at an exercise price of $3.60 per share. One-fourth of the shares subject to the option vested one year after the commencement of his employment and the remainder vested in equal installments each month thereafter so that the option became fully vested and exercisable in 2006. Under the terms of Mr. Howard-Anderson's employment agreement, if Mr. Howard-Anderson had been involuntarily terminated within twelve months following an acquisition of over 50% of our then-outstanding voting securities or a merger or consolidation in which we did not own more than 50% of the surviving entity, or through a sale or disposition of all or substantially all of our assets, vesting on any unvested portion of the option to purchase 81,480 shares of our common stock would have accelerated and vested to the extent of an additional 25% of the number of shares originally granted. Because the acceleration benefit applied only to Mr. Howard-Anderson's initial option grant, which is now fully vested, this provision has no further effect.

        On November 29, 2007, our compensation committee approved our entering into change of control agreements with each of our executive officers. Under the terms of the change of control agreements as approved by the compensation committee, in the event of an actual or constructive termination of an executive officer's employment within six months of a change of control transaction, the executive officer will become entitled to (i) severance payments equal to six months of the executive's base salary; (ii) accelerated vesting of 50% of the then-unvested portion of any equity incentives held by the executive; and (iii) reimbursement of up to six months of COBRA health care coverage payments. On December 10, 2008, the change of control agreements were amended for documentary compliance to Section 409A of Internal Revenue Code of 1986.

        For additional information regarding all of our executive officers, see the section captioned "Change in Control Arrangements" under Compensation Discussion and Analysis which appears beginning on page 53.

Indemnification Agreements

        In addition to the indemnification provisions contained in our certificate of incorporation and bylaws, we have entered into separate indemnification agreements with each of our directors and officers. These agreements require us, among other things, to indemnify each such director and officer against expenses (including attorneys' fees), judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as our director or officer (other than such liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest) and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by us. We also provide director and officer liability insurance to our directors and officers at our expense.

        On April 26, 2007 and May 16, 2007, two putative class action complaints were filed in the United States District Court for the Central District of California against us and certain of our officers. The complaints allege that the defendants violated sections 10(b) and 20(a) of the Securities Exchange Act of 1934, or the Exchange Act, and SEC Rule 10b-5 promulgated thereunder by making false and misleading statements and omissions relating to our financial statements and internal controls with respect to revenue recognition. The complaints seek, on behalf of persons who purchased our common stock during the period from May 2, 2006 to April 17, 2007, damages of an unspecified amount.

        On July 30, 2007, Judge Christina A. Snyder consolidated these actions into a single action, appointed NECA-IBEW Pension Fund (The Decatur Plan) as lead plaintiff, and approved its selection of lead counsel. On November 16, 2007, the lead plaintiff filed a consolidated complaint. This consolidated complaint added as defendants certain of our current and former directors and officers, our current and former outside auditors, the lead underwriter of our secondary public offering in November 2006, and two venture capital firms who were early investors in us. The consolidated complaint alleged that defendants violated sections 10(b), 20(a) and 20A of the Exchange Act and SEC Rule 10b-5 promulgated thereunder, as well as sections 11 and 15 of the Securities Act of 1933, or Securities Act, by making false and misleading statements and omissions relating to our financial statements and internal controls with respect to revenue recognition that required restatement. The consolidated complaint seeks, on behalf of persons who purchased, our common stock during the period from April 29, 2004 to October 15, 2007, damages of an unspecified amount. Under Delaware law, our bylaws, and indemnification agreements between us and our executive officers and directors, we may have an obligation to indemnify current and former officers and directors in relation to these matters. Such indemnification may have a material adverse effect on our business, results of operations, and financial condition to the extent insurance does not cover our costs. The insurance carriers that provide our directors' and officers' liability policies may seek to rescind or deny coverage with respect to pending investigations or actions in whole or in part or we may not have sufficient coverage under such policies, in which case our business, results of operations, and financial condition may be materially and adversely affected.

        In addition, we have been named as defendants in several class action lawsuits generally referred to as "IPO Allocation" claims relating to our initial public offering in June 2000. Certain of our former officers and directors and one of our current directors, Steven M. Krausz, have been named as co-defendants in these class action lawsuits, and we may be required to indemnify these persons in connection with the lawsuits and our director and officer liability insurance provider may be required to pay damages, awards or settlement amounts on behalf of such current and former directors and officers.

        Furthermore, in connection with a public offering of our common stock concluded in November 2006 and pursuant to the underwriting agreement dated November 1, 2006 among the Company and Thomas Weisel Partners LLC and other investment banking firms (as representatives of the several underwriters), we agreed to indemnify the underwriters and certain selling stockholders in the offering against any losses, claims, damages or liabilities which arose out of any untrue statement of a material fact or omission of a material fact contained in the registration statement on Form S-1 (File No. 333-134542) or certain other documents which we filed with the SEC relating to our public offering. Among the selling stockholders we agreed to indemnify were venture capital investment funds affiliated with U.S. Venture Partners and Norwest Venture Partners, each of whom was named as a co-defendant with us in a consolidated complaint filed on November 16, 2007 and alleging various violations of the federal securities laws. Both U.S. Venture Partners and Norwest Venture Partners have asserted their right to indemnification under the underwriting agreement, and we have agreed to reimburse their expenses incurred in connection with defending the litigation. As of December 31, 2008, we reimbursed Norwest Venture Partners for indemnification expenses incurred in the amount of $80,166. In addition, in 2009 we will reimburse U.S. Venture Partners for indemnification expenses incurred in 2008 in the amount of $192,166. Steven Krausz and Robert Abbott, who are affiliated with U.S. Venture Partners and Norwest Venture Partners, respectively, are members of our board of directors.

RELATED PARTY TRANSACTIONS

Policy Regarding Related Person Transactions

        Our board of directors and audit committee have adopted a written policy requiring audit committee approval of transactions that may be deemed "related person transactions" under the rules of the SEC. Generally, a "related person transaction" is a transaction between us and a "related person" in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of the policy, a "related person" is a director, officer, or greater than 5% beneficial owner of our stock and their immediate family members.

        We recognize that related person transactions can present potential or actual conflicts of interest or create the appearance of a conflict of interest. This written policy governs the review and approval process of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and a related person, has a direct or indirect material interest. If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a "related person transaction," he or she must report the proposed related person transaction to the full board. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by our audit committee. The audit committee will present material related party transactions to the full board for approval. Members of the board must recuse themselves from participating in any decision in which there exists a conflict of interest between their personal interests and our interests. As required, under rules issued by the SEC, transactions that are determined to be directly or indirectly material to us or a related person are or will be disclosed in our proxy statements.

        Except as described above with respect to the reimbursement of certain indemnification expenses, in fiscal 2008, there were no related person transactions.

ANNUAL REPORT

        A copy of our Annual Report on Form 10-K for the 2008 fiscal year, as filed with the SEC, has been mailed concurrently with this proxy statement to all stockholders entitled to notice of and to vote at the 2009 Annual Meeting. The Annual Report on Form 10-K for the 2008 fiscal year is not incorporated into this proxy statement and is not considered proxy solicitation material.

OTHER MATTERS

        We do not know of any matters to be presented at the 2009 Annual Meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the meeting, it is intended that the proxies will be voted in accordance with the judgment and discretion of the person or persons voting the proxies.

BY ORDER OF THE BOARD OF DIRECTORS OF OCCAM NETWORKS, INC.

Jeanne Seeley,
 Senior Vice President, Chief Financial Officer and Secretary

Fremont, California
April 6, 2009

Appendix A

OCCAM NETWORKS, INC.

2006 EQUITY INCENTIVE PLAN

(As amended and restated April 1, 2009)

        1.    Purposes of the Plan.    The purposes of this Plan are:

    •
    to attract and retain the best available personnel for positions of substantial responsibility,

    •
    to provide incentives to individuals who perform services to the Company, and

    •
    to promote the success of the Company's business.

        The Plan permits the grant of Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

        2.    Definitions.    As used herein, the following definitions will apply:

          (a)   "Administrator" means the Board or any of its Committees as will be administering the Plan, in accordance with Section 4 of the Plan.

          (b)   "Affiliate" means any corporation or any other entity (including, but not limited to, partnerships and joint ventures) controlling, controlled by, or under common control with the Company.

          (c)   "Annual Revenue" means the Company's or a business unit's net sales for the Performance Period, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Performance Period, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

          (d)   "Applicable Laws" means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (e)   "Award" means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and other stock or cash awards as the Administrator may determine.

          (f)    "Award Agreement" means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (g)   "Board" means the Board of Directors of the Company.

          (h)   "Cash Collections" means the actual cash or other freely negotiable consideration, in any currency, received in satisfaction of accounts receivable created by the sale of any Company products or services.

          (i)    "Change in Control" means the occurrence of any of the following events:

              (i)  Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities;

             (ii)  The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets;

            (iii)  A change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" means directors who either (A) are Directors as of the effective date of the Plan, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

            (iv)  The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

        With respect to Awards granted on or after April 1, 2009, the following sentence shall apply. Notwithstanding the foregoing, neither of the foregoing events will be deemed a Change in Control unless the event qualifies as a change in control event within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

          (j)    "Code" means the Internal Revenue Code of 1986, as amended. Any reference to a section of the Code herein will be a reference to any successor or amended section of the Code.

          (k)   "Committee" means a committee of Directors or of other individuals satisfying Applicable Laws appointed by the Board in accordance with Section 4 hereof.

          (l)    "Common Stock" means the common stock of the Company.

          (m)  "Company" means Occam Networks, Inc., a Delaware corporation, or any successor thereto.

          (n)   "Consultant" means any person, including an advisor, engaged by the Company or its Affiliates to render services to such entity.

          (o)   "Customer Satisfaction MBOs" means as to any Participant, the objective and measurable individual goals set by a "management by objectives" process and approved by the Administrator, which goals relate to the satisfaction of external or internal customer requirements.

          (p)   "Determination Date" means the latest possible date that will not jeopardize the qualification of an Award granted under the Plan as "performance-based compensation" under Section 162(m) of the Code.

          (q)   "Director" means a member of the Board.

          (r)   "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

          (s)   "Earnings Per Share" means as to any Performance Period, the Company's Net Income or a business unit's Pro Forma Net Income, divided by a weighted average number of Shares outstanding and dilutive common equivalent Shares deemed outstanding.

          (t)    "Employee" means any person, including Officers and Directors, employed by the Company or its Affiliates. Neither service as a Director nor payment of a director's fee by the Company will be sufficient to constitute "employment" by the Company.

          (u)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (v)   "Exchange Program" means a program under which (i) outstanding Awards are surrendered or cancelled in exchange for Awards of the same type (which may have lower or higher exercise prices and different terms), awards of a different type, and/or cash, (ii) Participants would have the opportunity to transfer any outstanding Awards to a financial institution or other person or entity selected by the Administrator, and/or (iii) the exercise price of an outstanding Award is reduced or increased. The Administrator will determine the terms and conditions of any Exchange Program in its sole discretion.

          (w)  "Fair Market Value" means, as of any date, the value of Common Stock as the Administrator may determine in good faith by reference to the price of such stock on any established stock exchange or a national market system, including without limitation The Nasdaq Global Select Market, the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, on the day of determination if the Common Stock is so listed on any established stock exchange or a national market system. If the Common Stock is not listed on any established stock exchange or a national market system, the value of the Common Stock will be determined by the Administrator in good faith.

          (x)   "Fiscal Year" means the fiscal year of the Company.

          (y)   "Incentive Stock Option" means an Option that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (z)   "Net Income" means as to any Performance Period, the income after taxes of the Company determined in accordance with generally accepted accounting principles, provided that prior to the Performance Period, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more participants.

          (aa) "New Orders" means as to any Performance Period, the firm orders for a system, product, part, or service that are being recorded for the first time as defined in the Company's order recognition policy.

          (bb) "Non-Owner Outside Director" means an Outside Director who is not the beneficial owner of more than 5% of the Company's outstanding capital stock.

          (cc) "Nonstatutory Stock Option" means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

          (dd) "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (ee) "Operating Profit" means as to any Performance Period, the difference between revenue and related costs and expenses, excluding income derived from sources other than regular activities and before income deductions.

          (ff)  "Option" means a stock option granted pursuant to Section 6 of the Plan.

          (gg) "Outside Director" means a Director who is not an Employee.

          (hh) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

           (ii)  "Participant" means the holder of an outstanding Award.

          (jj)   "Performance Goals" will have the meaning set forth in Section 11 of the Plan.

          (kk) "Performance Period" means any Fiscal Year of the Company or such other period as determined by the Administrator in its sole discretion.

          (ll)   "Performance Share" means an Award denominated in Shares which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

          (mm)  "Performance Unit" means an Award which may be earned in whole or in part upon attainment of Performance Goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

          (nn) "Period of Restriction" means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

          (oo) "Plan" means this 2006 Equity Incentive Plan.

          (pp) "Pro Forma Net Income" means as to any business unit for any Performance Period, the Net Income of such business unit, minus allocations of designated corporate expenses.

          (qq) "Product Shipments" means as to any Performance Period, the quantitative and measurable number of units of a particular product that shipped during such Performance Period.

          (rr)  "Restricted Stock" means Shares issued pursuant to an Award of Restricted Stock under Section 8 of the Plan, or issued pursuant to the early exercise of an Option.

          (ss)  "Restricted Stock Unit" means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 9. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

          (tt)  "Return on Designated Assets" means as to any Performance Period, the Pro Forma Net Income of a business unit, divided by the average of beginning and ending business unit designated assets, or Net Income of the Company, divided by the average of beginning and ending designated corporate assets.

          (uu) "Return on Equity" means, as to any Performance Period, the percentage equal to the value of the Company's or any business unit's common stock investments at the end of such Performance Period, divided by the value of such common stock investments at the start of such Performance Period, excluding any common stock investments so designated by the Administrator.

         (vv)  "Return on Sales" means as to any Performance Period, the percentage equal to the Company's Net Income or the business unit's Pro Forma Net Income, divided by the Company's or the business unit's Annual Revenue.

          (ww)  "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

         (xx)  "Section 16(b)" means Section 16(b) of the Exchange Act.

          (yy) "Service Provider" means an Employee, Director or Consultant.

          (zz) "Share" means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

          (aaa)  "Stock Appreciation Right" means an Award, granted alone or in connection with an Option, that pursuant to Section 7 is designated as a Stock Appreciation Right.

          (bbb)  "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

          (ccc)  "Successor Corporation" has the meaning given to such term in Section 15(c) of the Plan.

        3.    Stock Subject to the Plan.

          (a)    Stock Subject to the Plan.    Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be awarded and sold under the Plan is 4,174,689 Shares plus (i) any Shares subject to stock options or similar awards granted under the Company's 2000 Stock Incentive Plan (the "2000 Plan"), that expire or otherwise terminate after April 1, 2009, without having been exercised in full and Shares issued pursuant to awards granted under the 2000 Plan, that are forfeited to or repurchased by the Company after April 1, 2009, up to a maximum of 1,518,683 Shares, and (ii) an annual increase to be added on the first day of the Company's fiscal year beginning in 2010, equal to the lesser of (a) 750,000 shares, (b) three percent (3%) of the outstanding shares on such date, or (c) an amount determined by the Board. The Shares may be authorized, but unissued, or reacquired Common Stock.

          (b)    Full Value Awards.    Any Shares subject to Awards granted of Restricted Stock, Restricted Stock Units, Performance Units and Performance Shares will be counted against the numerical limits of this Section 3 as two (2) Shares for every one (1) Share subject thereto. Further, if Shares acquired pursuant to any such Award are forfeited or repurchased by the Company and would otherwise return to the Plan pursuant to Section 3(c), two (2) times the number of Shares so forfeited or repurchased will return to the Plan and will again become available for issuance.

          (c)    Lapsed Awards.    If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and Stock Appreciation Rights, the forfeited or repurchased Shares) which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to Stock Appreciation Rights, all of the Shares covered by the Award (that is, Shares actually issued pursuant to a Stock Appreciation Right, as well as the Shares that represent payment of the exercise price) will cease to be available under the Plan. However, Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if unvested Shares of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan. Shares used to pay the tax and/or exercise price of an Award will not become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan. Notwithstanding the foregoing provisions of this Section 3(c), subject to adjustment provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code, any Shares that become available for issuance under the Plan under this Section 3(c).

          (d)    Share Reserve.    The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

        4.    Administration of the Plan.

          (a)    Procedure.

            (i)    Multiple Administrative Bodies.    Different Committees with respect to different groups of Service Providers may administer the Plan.

            (ii)    Section 162(m).    To the extent that the Administrator determines it to be desirable to qualify Awards granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan will be administered by a Committee of two (2) or more "outside directors" within the meaning of Section 162(m) of the Code.

            (iii)    Rule 16b-3.    To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder will be structured to satisfy the requirements for exemption under Rule 16b-3.

            (iv)    Other Administration.    Other than as provided above, the Plan will be administered by (A) the Board or (B) a Committee, which committee will be constituted to satisfy Applicable Laws.

          (b)    Powers of the Administrator.    Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator will have the authority, in its discretion:

              (i)  to determine the Fair Market Value;

             (ii)  to select the Service Providers to whom Awards may be granted hereunder;

            (iii)  to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder;

            (iv)  to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

             (v)  to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

            (vi)  to modify or amend each Award (subject to Section 20(c) of the Plan). Notwithstanding the previous sentence, the Administrator may not, without the approval of the Company's stockholders, modify or amend an Option or Stock Appreciation Right to reduce the exercise price of such Option or Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15), and neither may the Administrator cancel any outstanding Option or Stock Appreciation Right and immediately replace it with a new Option or Stock Appreciation Right with a lower exercise price;

           (vii)  to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

          (viii)  to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award pursuant to such procedures as the Administrator may determine;

            (ix)  to determine the terms and conditions of any, and with the approval of the Company's stockholders, to institute an Exchange Program; and

             (x)  to make all other determinations deemed necessary or advisable for administering the Plan.

          (c)    Effect of Administrator's Decision.    The Administrator's decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

        5.    Eligibility.    Nonstatutory Stock Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Units, Performance Shares and such other cash or stock awards as the Administrator determines may be granted to Service Providers. Incentive Stock Options may be granted only to employees of the Company or any Parent or Subsidiary of the Company.

        6.    Stock Options.

          (a)    Limitations.    Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The Fair Market Value of the Shares will be determined as of the time the Option with respect to such Shares is granted.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Options granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Options covering more than 150,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Options covering up to an additional 150,000 Shares.

          (c)    Term of Option.    The Administrator will determine the term of each Option in its sole discretion. Any Option granted under the Plan will not be exercisable after the expiration of ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

          (d)    Option Exercise Price and Consideration.

            (i)    Exercise Price.    The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, but will be no less than 100% of the Fair Market Value per Share on the date of grant. In addition, in the case of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than 110% of the Fair Market Value per Share on the date of grant. Notwithstanding the foregoing provisions of this Section 6(d), Options may be granted with a per Share exercise price of less than 100% of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code. The Administrator may not modify or amend an Option to reduce the exercise price of such Option after it has been granted (except for adjustments made pursuant to

    Section 15 of the Plan) nor may the Administrator cancel any outstanding Option and replace it with a new Option, Stock Appreciation Right, or other Award with a lower exercise price, unless, in either case, such action is approved by the Company's stockholders.

            (ii)    Waiting Period and Exercise Dates.    At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

            (iii)    Form of Consideration.    The Administrator will determine the acceptable form(s) of consideration for exercising an Option, including the method of payment, to the extent permitted by Applicable Laws.

          (e)    Exercise of Option.

            (i)    Procedure for Exercise; Rights as a Stockholder.    Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement. An Option may not be exercised for a fraction of a Share.

        An Option will be deemed exercised when the Company receives: (i) notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with an applicable withholding taxes). No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

            (ii)    Termination of Relationship as a Service Provider.    If a Participant ceases to be a Service Provider, other than upon the Participant's termination as the result of the Participant's death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iii)    Disability of Participant.    If a Participant ceases to be a Service Provider as a result of the Participant's Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant's termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will revert to the Plan. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (iv)    Death of Participant.    If a Participant dies while a Service Provider, the Option may be exercised following the Participant's death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant's designated beneficiary, provided such beneficiary has been designated prior to Participant's death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant's estate or by the person(s) to whom the Option is transferred pursuant to the Participant's will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant's death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will immediately revert to the Plan. If the Option is not so exercised within the time specified herein, the Option will terminate, and the Shares covered by such Option will revert to the Plan.

            (v)    Other Termination.    A Participant's Award Agreement may also provide that if the exercise of the Option following the termination of Participant's status as a Service Provider (other than upon the Participant's death or Disability) would result in liability under Section 16(b), then the Option will terminate on the earlier of (A) the expiration of the term of the Option set forth in the Award Agreement, or (B) the 10th day after the last date on which such exercise would result in such liability under Section 16(b). Finally, a Participant's Award Agreement may also provide that if the exercise of the Option following the termination of the Participant's status as a Service Provider (other than upon the Participant's death or Disability) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act, then the Option will terminate on the earlier of (A) the expiration of the term of the Option, or (B) the expiration of a period of three (3) months after the termination of the Participant's status as a Service Provider during which the exercise of the Option would not be in violation of such registration requirements.

            (vi)    Administrator Discretion.    The Administrator, in its sole discretion, may, after an Option is granted, extend the maximum term of an Option (subject to Section 6(c) regarding Incentive Stock Options) or the post-termination exercisability period of an Option provided, however, that such Option shall terminate no later than following the expiration of ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term or post-termination exercisability period of an Option pursuant to this Section 6(e)(vi) shall comply with Section 409A of the Code.

        7.    Stock Appreciation Rights.

          (a)    Grant of Stock Appreciation Rights.    Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

          (b)    Number of Shares.    The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Participant, provided that during any Fiscal Year, no Participant will be granted Stock Appreciation Rights covering more than 125,000 Shares. Notwithstanding the foregoing limitation, in connection with a Participant's initial service as an Employee, an Employee may be granted Stock Appreciation Rights covering up to an additional 200,000 Shares.

          (c)    Exercise Price and Other Terms.    The Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan, provided, however, that the exercise price will be not less than 100% of the Fair Market Value of a Share on the date of grant. The Administrator may not modify or amend a Stock Appreciation Right to reduce the exercise price of such Stock Appreciation Right after it has been granted (except for adjustments made pursuant to Section 15 of the Plan) nor may the Administrator cancel any outstanding Stock Appreciation Right and replace it with a new Stock Appreciation Right, Option, or other Award with a lower exercise price, unless, in either case, such action is approved by the Company's stockholders.

          (d)    Stock Appreciation Right Agreement.    Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (e)    Expiration of Stock Appreciation Rights.    A Stock Appreciation Right granted under the Plan will expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement. Notwithstanding the foregoing, the rules of Section 6(e) also will apply to Stock Appreciation Rights.

          (f)    Payment of Stock Appreciation Right Amount.    Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

              (i)  The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

             (ii)  The number of Shares with respect to which the Stock Appreciation Right is exercised.

  At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.

          (g)    Administrator Discretion.    The Administrator, in its sole discretion, may, after a Stock Appreciation Right is granted, extend the maximum term of a Stock Appreciation Right or the post-termination exercisability period of a Stock Appreciation Right provided, however, that such Stock Appreciation Right shall terminate no later than following the expiration of ten (10) years from the Grant Date. Unless otherwise determined by the Committee, any extension of the term or post-termination exercisability period of a Stock Appreciation Right pursuant to this Section 7(g) shall comply with Section 409A of the Code.

        8.    Restricted Stock.

        (a)    Grant of Restricted Stock.    Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

        (b)    Restricted Stock Agreement.    Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Notwithstanding the foregoing sentence, for Restricted Stock intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, during any Fiscal Year no Participant will receive more than an aggregate of 125,000 Shares of Restricted Stock; provided, however, that in connection with a Participant's initial service as an Employee, for Restricted Stock intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, an Employee may be granted an aggregate of up to an additional 200,000 Shares of Restricted Stock. Unless the

Administrator determines otherwise, Shares of Restricted Stock will be held by the Company as escrow agent until the restrictions on such Shares have lapsed.

          (c)    Transferability.    Except as provided in this Section 8, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

          (d)    Other Restrictions.    The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

          (e)    Removal of Restrictions.    Except as otherwise provided in this Section 8, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (f)    Voting Rights.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

          (g)    Dividends and Other Distributions.    During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares unless otherwise provided in the Award Agreement. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

          (h)    Return of Restricted Stock to Company.    On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

          (i)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        9.    Restricted Stock Units.

          (a)    Grant.    Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. Each Restricted Stock Unit grant will be evidenced by an Award Agreement that will specify such other terms and conditions as the Administrator, in its sole discretion, will determine, including all terms, conditions, and restrictions related to the grant, the number of Restricted Stock Units and the form of payout, which, subject to Section 9(d), may be left to the discretion of the Administrator. Notwithstanding anything to the contrary in this subsection (a), for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, during any Fiscal Year of the Company, no Participant will receive more than an aggregate of 125,000 Restricted Stock Units; provided, however, for Restricted Stock Units intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, in connection with a Participant's initial service as an Employee, an Employee may be granted an aggregate of up to an additional 200,000 Restricted Stock Units.

          (b)    Vesting Criteria and Other Terms.    The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. After the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any restrictions for such Restricted Stock Units. Each Award of Restricted Stock Units will be evidenced by an Award Agreement that will specify the vesting criteria, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

          (c)    Earning Restricted Stock Units.    Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payout as specified in the Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout, provided that, unless the Administrator determines otherwise, the payout of such accelerated Award shall be structured to comply with Section 409A of the Code.

          (d)    Form and Timing of Payment.    Payment of earned Restricted Stock Units will be made as soon as practicable after the date(s) set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Restricted Stock Units in cash, Shares, or a combination thereof. Shares represented by Restricted Stock Units that are fully paid in cash again will be available for grant under the Plan.

          (e)    Cancellation.    On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited to the Company.

          (f)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Restricted Stock Units as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        10.    Performance Units and Performance Shares.

          (a)    Grant of Performance Units/Shares.    Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units/Shares granted to each Participant provided that during any Fiscal Year, for Performance Units or Performance Shares intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, (i) no Participant will receive Performance Units having an initial value greater than $750,000, and (ii) no Participant will receive more than 125,000 Performance Shares. Notwithstanding the foregoing limitation, for Performance Shares intended to qualify as "performance-based compensation" within the meaning of Section 162(m) of the Code, in connection with a Participant's initial service as an Employee, an Employee may be granted up to an additional 200,000 Performance Shares.

          (b)    Value of Performance Units/Shares.    Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

          (c)    Performance Objectives and Other Terms.    The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued status as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Participant. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, or individual goals, or any other basis determined by the Administrator in its discretion. Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

          (d)    Earning of Performance Units/Shares.    After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payout of the number of Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share, provided that, unless the Administrator determines otherwise, the payout of such accelerated Award shall be structured to comply with Section 409A of the Code.

          (e)    Form and Timing of Payment of Performance Units/Shares.    Payment of earned Performance Units/Shares will be made as soon as practicable after the expiration of the applicable Performance Period. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

          (f)    Cancellation of Performance Units/Shares.    On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited to the Company, and again will be available for grant under the Plan.

          (g)    Section 162(m) Performance Restrictions.    For purposes of qualifying grants of Performance Units/Shares as "performance-based compensation" under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals will be set by the Administrator on or before the Determination Date. In granting Performance Units/Shares which are intended to qualify under Section 162(m) of the Code, the Administrator will follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

        11.    Performance-Based Compensation Under Code Section 162(m).

          (a)    General.    If the Administrator, in its discretion, decides to grant an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code, the provisions of this Section 11 will control over any contrary provision in the Plan; provided, however, that the Administrator may in its discretion grant Awards that are not intended to qualify as "performance-based compensation" under Section 162(m) of the Code to such Participants that are based on Performance Goals or other specific criteria or goals but that do not satisfy the requirements of this Section 11.

          (b)    Performance Goals.    The granting and/or vesting of Awards of Restricted Stock, Restricted Stock Units, Performance Shares and Performance Units and other incentives under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria within the meaning of Section 162(m) of the Code and may provide for a targeted level or levels of achievement ("Performance Goals") including one or more of the following measures: (a) Annual Revenue, (b) Cash Collections, (c) Customer Satisfaction MBOs, (d) Earnings Per Share, (e) Net Income, (f) New Orders, (g) Operating Profit, (h) Pro Forma Net Income,

  (i) Return on Designated Assets, (j) Return on Equity, (k) Return on Sales, and (l) Product Shipments. Any Performance Goals may be used to measure the performance of the Company as a whole or a business unit of the Company and may be measured relative to a peer group or index. The Performance Goals may differ from Participant to Participant and from Award to Award. Any criteria used may be (i) measured in absolute terms, (ii) compared to another company or companies, (iii) measured against the performance of the Company as a whole or a segment of the Company and/or (iv) measured on a pre-tax or post-tax basis (if applicable). Prior to the Determination Date, the Administrator will determine whether any significant element(s) will be included in or excluded from the calculation of any Performance Goal with respect to any Participant.

          (c)    Procedures.    To the extent necessary to comply with the performance-based compensation provisions of Section 162(m) of the Code, with respect to any Award granted subject to Performance Goals, within the first twenty-five percent (25%) of the Performance Period, but in no event more than ninety (90) days following the commencement of any Performance Period (or such other time as may be required or permitted by Section 162(m) of the Code), the Administrator will, in writing, (i) designate one or more Participants to whom an Award will be made, (ii) select the Performance Goals applicable to the Performance Period, (iii) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period, and (iv) specify the relationship between Performance Goals and the amounts of such Awards, as applicable, to be earned by each Participant for such Performance Period. Following the completion of each Performance Period, the Administrator will certify in writing whether the applicable Performance Goals have been achieved for such Performance Period. In determining the amounts earned by a Participant, the Administrator will have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant to the assessment of individual or corporate performance for the Performance Period. A Participant will be eligible to receive payment pursuant to an Award for a Performance Period only if the Performance Goals for such period are achieved.

          (d)    Additional Limitations.    Notwithstanding any other provision of the Plan, any Award which is granted to a Participant and is intended to constitute qualified performance based compensation under Code Section 162(m) will be subject to any additional limitations set forth in the Code (including any amendment to Section 162(m)) or any regulations and ruling issued thereunder that are requirements for qualification as qualified performance-based compensation as described in Section 162(m) of the Code, and the Plan will be deemed amended to the extent necessary to conform to such requirements.

        12.    [Reserved]

        13.    Leaves of Absence/Transfer Between Locations.    Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Service Provider will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company and its Affiliates. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months and one day following the commencement of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

        14.    Transferability of Awards.    Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant. With the approval of the Administrator, a Participant may, in a manner specified by the Administrator, (a) transfer an Award to a Participant's spouse or former spouse pursuant to a court-approved domestic relations order which relates to the provision of child support, alimony payments or marital property rights, and (b) transfer an Option by bona fide gift and not for any consideration, to (i) a member or members of the Participant's immediate family, (ii) a trust established for the exclusive benefit of the Participant and/or member(s) of the Participant's immediate family, (iii) a partnership, limited liability company of other entity whose only partners or members are the Participant and/or member(s) of the Participant's immediate family, or (iv) a foundation in which the Participant and/or member(s) of the Participant's immediate family control the management of the foundation's assets. For purposes of this Section 14, "immediate family" shall mean the Participant's spouse, former spouse, children, grandchildren, parents, grandparents, siblings, nieces, nephews, parents-in-law, sons-in-law, daughters-in-law, brothers-in-law, sisters-in-law, including adoptive or step relationships and any person sharing the Participant's household (other than as a tenant or employee).

        15.    Adjustments; Dissolution or Liquidation; Merger or Change in Control.

          (a)    Adjustments.    In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, and the numerical Share limits set forth in Sections 3, 6, 7, 8, 9 and 10.

          (b)    Dissolution or Liquidation.    In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

          (c)    Change in Control.    In the event of a Change in Control, each outstanding Award will be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation (the "Successor Corporation"). In the event that the Successor Corporation refuses to assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock will lapse, and, with respect to Restricted Stock Units, Performance Shares and Performance Units, all Performance Goals or other vesting criteria will be deemed achieved at target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted for in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be fully vested and exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period.

        For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) or, in the case of a Stock Appreciation Right upon the exercise of which the Administrator determines to pay cash or a Performance Share or Performance Unit which the

Administrator can determine to pay in cash, the fair market value of the consideration received in the merger or Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the Successor Corporation, the Administrator may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Share or Performance Unit, for each Share subject to such Award (or in the case of an Award settled in cash, the number of implied shares determined by dividing the value of the Award by the per share consideration received by holders of Common Stock in the Change in Control), to be solely common stock of the Successor Corporation equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.

        Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more Performance Goals will not be considered assumed if the Company or its successor modifies any of such Performance Goals without the Participant's consent; provided, however, a modification to such Performance Goals only to reflect the Successor Corporation's post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

        16.    Tax Withholding

          (a)    Withholding Requirements.    Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof), the Company will have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, local, foreign or other taxes (including the Participant's FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

          (b)    Withholding Arrangements.    The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a Fair Market Value equal to the minimum amount required to be withheld, (iii) delivering to the Company already-owned Shares having a Fair Market Value equal to the amount required to be withheld, or (iv) selling a sufficient number of Shares otherwise deliverable to the Participant through such means as the Administrator may determine in its sole discretion (whether through a broker or otherwise) equal to the amount required to be withheld. The amount of the withholding requirement will be deemed to include any amount which the Administrator agrees may be withheld at the time the election is made, not to exceed the amount determined by using the maximum federal, state or local marginal income tax rates applicable to the Participant with respect to the Award on the date that the amount of tax to be withheld is to be determined. The Fair Market Value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

        17.    No Effect on Employment or Service.    Neither the Plan nor any Award will confer upon a Participant any right with respect to continuing the Participant's relationship as a Service Provider with the Company, nor will they interfere in any way with the Participant's right or the Company's right to terminate such relationship at any time, with or without cause, to the extent permitted by Applicable Laws.

        18.    Date of Grant.    The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

        19.    Term of Plan.    Subject to Section 23 of the Plan, the Plan will become effective upon its adoption by the Board. It will continue in effect for a term of ten (10) years unless terminated earlier under Section 20 of the Plan.

        20.    Amendment and Termination of the Plan.

          (a)    Amendment and Termination.    The Administrator may at any time amend, alter, suspend or terminate the Plan.

          (b)    Stockholder Approval.    The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c)    Effect of Amendment or Termination.    No amendment, alteration, suspension or termination of the Plan will impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan will not affect the Administrator's ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

        21.    Conditions Upon Issuance of Shares.

          (a)    Legal Compliance.    Shares will not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

          (b)    Investment Representations.    As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

        22.    Inability to Obtain Authority.    The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority will not have been obtained.

        23.    Stockholder Approval.    The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

 Directions to Occam Networks, Inc. Fremont Offices

3185 Laurelview Court, Fremont, California 94538

Directions from San Francisco Airport

  1.
  Take US-101 S via the ramp on the LEFT toward SAN JOSE.

  2.
  Merge onto CA-92 E via EXIT 414B toward HAYWARD. (SAN MATEO BRIDGE)

  3.
  Merge onto I-880 S via EXIT 26A toward SAN JOSE.

  4.
  Do not exit FREMONT BLVD./ALVARADO BLVD. continue for another 6 miles.

  5.
  Take the FREMONT BOULEVARD "SOUTH" exit, EXIT 13, toward CUSHING PARKWAY.

  6.
  Turn RIGHT onto FREMONT BLVD.

  7.
  Turn LEFT onto LAURELVIEW CT.

  8.
  End at 3185 Laurelview Ct Fremont, CA 94538-6535

Directions from San Jose Airport

  1.
  Take I-880 NORTH toward OAKLAND.

  2.
  Take the FREMONT BOULEVARD "SOUTH" exit, EXIT 13, toward CUSHING PARKWAY.

  3.
  Turn LEFT onto FREMONT BLVD.

  4.
  Turn LEFT onto LAURELVIEW CT.

  5.
  End at 3185 Laurelview Ct Fremont, CA 94538-6535

<STOCK#> 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 123456 C0123456789 12345 0 2 1 0 0 2 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Occam Networks, Inc. 011EIE 7 2 A V + Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please print the name(s) appearing on each stock certificate(s) over which you have voting authority. If there is more than one owner of a stock certificate, each owner should sign. Executors, Administrators, Trustees and others signing in a representative capacity should so indicate. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3. For Against Abstain 2. Approval of the amended and restated 2006 Equity Incentive Plan, or 2006 Plan, including an increase in the number of shares of common stock reserved for issuance under the 2006 Plan by 900,000 shares from 4,174,689 to 5,074,689. Change of Address — Please print new address below. 01 - Robert L. Howard-Anderson* 04 - Robert B. Abbott* 07 - Brian H. Strom* 02 - Steven M. Krausz* 05 - Robert E. Bylin* 03 - Thomas E. Pardun* 06 - Albert J. Moyer* 1. Election of Directors: For Withhold For Withhold For Withhold *To re-elect the directors listed above to serve until the next annual meeting of stockholders, or in each case until his successor is duly elected and qualified. For Against Abstain 3. To ratify the appointment of SingerLewak, LLP as our independent registered public accounting firm for the 2009 fiscal year. 4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment thereof. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Eastern Time, on May 7, 2009. Vote by Internet • Log on to the Internet and go to www.envisionreports.com/OCNW • Follow the steps outlined on the secured website. Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call. • Follow the instructions provided by the recorded message.

ANNUAL MEETING OF STOCKHOLDERS, MAY 7, 2009 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OCCAM NETWORKS, INC. The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the 2009 Annual Meeting of Stockholders to be held May 7, 2009, and the Proxy Statement and appoints Mr. Robert L. Howard-Anderson and Ms. Jeanne Seeley, and each of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of Occam Networks, Inc. which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the 2009 Annual Meeting of Stockholders to be held at our offices located at 3185 Laurelview Court, Fremont, CA 94538 on Thursday, May 7, 2009, at 10:00 a.m., local time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present there at. The shares represented by this Proxy will be voted in the manner set forth in the accompanying proxy statement. The Board of Directors recommends a vote IN FAVOR OF the directors listed herein and a vote IN FAVOR OF Proposal Two and Three. This Proxy, when properly executed, will be voted as specified herein. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF THE RE-ELECTION OF THE DIRECTORS LISTED HEREIN AND IN FAVOR OF PROPOSAL TWO AND THREE. IN THEIR DISCRETION, THE PROXYHOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENT THEREOF.  Proxy — OCCAM NETWORKS, INC. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.